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                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
      OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

                      ------------------------------------

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement         / / Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      ------------------------------------

                         STORAGE TECHNOLOGY CORPORATION
                (Name of Registrant as Specified in its Charter)

                      ------------------------------------

                                   REGISTRANT
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                      ------------------------------------

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   (1) Title of each class of securities to which transaction
       applies:                      .
               ----------------------
   (2) Aggregate number of securities to which transaction
       applies:                      .
               ----------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee
       is calculated and state how it was determined):                      .
                                                      ----------------------
   (4) Proposed maximum aggregate value of transaction:                      .
                                                       ----------------------
   (5) Total fee paid:                      .
                      ----------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   (1) Amount Previously Paid:                      .
                              ----------------------
   (2) Form, Schedule or Registration Statement No.:                      .
                                                    ----------------------
   (3) Filing Party:                      .
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   (4) Date Filed:                      .
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

                          [STORAGE TECHNOLOGY LOGO]

                         STORAGE TECHNOLOGY CORPORATION
                             2270 SOUTH 88TH STREET
                        LOUISVILLE, COLORADO 80028-0001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 1995

Dear Stockholder:

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of Storage Technology Corporation (the "Company"), a Delaware corporation, to be held on Wednesday, May 24, 1995, at 10:00 a.m. MDT, at the Ramada Hotel, Denver-Boulder Turnpike, 8773 Yates Drive, Westminster, Colorado 80030, to act upon the following matters:

     (a)  PROPOSAL  1. The election of thirteen Directors;

     (b) PROPOSAL 2. The ratification of the adoption of the 1995 Equity Participation Plan and the reservation of 2,200,000 shares of Common Stock for issuance to employees thereunder;

     (c) PROPOSAL 3. The ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the current fiscal year; and

     (d) The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of Common Stock of record at the close of business on April 2, 1995, will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will remain open.

     WE INVITE EACH OF YOU TO ATTEND THE MEETING. IF YOU CANNOT ATTEND, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED. NO STAMP IS NECESSARY IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          W. RUSSELL WAYMAN
                                          Corporate Vice President,
                                          General Counsel and Secretary
Louisville, Colorado
April 4, 1995

                             YOUR VOTE IS IMPORTANT

     WHETHER YOU OWN A FEW OR MANY SHARES OF STOCK AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

                         STORAGE TECHNOLOGY CORPORATION

                                PROXY STATEMENT

                                                                   April 4, 1995

                               PROCEDURAL MATTERS

     THIS PROXY STATEMENT IS FURNISHED TO THE STOCKHOLDERS OF STORAGE TECHNOLOGY CORPORATION (THE "COMPANY" OR "STORAGETEK") IN CONNECTION WITH THE SOLICITATION OF PROXIES BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 10:00 A.M., MDT, ON WEDNESDAY, MAY 24, 1995, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Stockholders of record of Common Stock of the Company at the close of business on April 2, 1995 (the "Record Date") will be entitled to notice of and to vote at the meeting. The Annual Meeting will be held at the Ramada Hotel, Denver-Boulder Turnpike, 8773 Yates Drive, Westminster, Colorado 80030. Proxies received prior to the meeting will be voted in accordance with the instructions contained in the proxy and, if no choice is specified, will be voted in favor of each of management's nominees for Director and in favor of each of the proposals set forth in the Notice of Annual Meeting of Stockholders. A stockholder who signs and returns the enclosed proxy may revoke it at any time before it is voted by a written revocation delivered to any of the proxy holders named therein, by submitting another valid proxy bearing a later date or by attending the meeting and voting in person. Beneficial owners wishing to vote at the meeting who are not stockholders of record on the Company's books (e.g., persons holding in street name) must bring to the meeting a Power of Attorney or proxy signed by the holder of record in order to be able to vote.

SOLICITATION OF PROXIES

     Initial solicitation of proxies by the Board of Directors of the Company will be by mail. Further solicitation by the Board of Directors or employees of the Company can also be made by mail, telephone, telegraph or personal interview. No additional compensation will be paid to the Directors or employees of the Company for solicitation of proxies. As of this date, the Company has no plans to retain an outside firm to solicit proxies; however, prior to the Annual Meeting, the Company may determine it is advisable to retain an outside firm to solicit proxies, in which case the Company will bear the costs of the solicitor, which costs would likely range from $10,000 to $20,000. This Proxy Statement and the form of proxy are first being mailed to the stockholders beginning April 4, 1995.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (excluding treasury stock). Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the election of Directors, the Company believes that abstentions should be counted for purposes of determining both the presence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the matter. The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter. Based upon New York Stock Exchange rules, the Company believes that all of management's proposals are considered "discretionary" and, accordingly, brokerage firms may vote on behalf of their clients if no voting instructions have been furnished by such clients within 10 days of the meeting.

ANNUAL REPORT

     This Proxy Statement is accompanied by the Company's 1994 Annual Report, which includes the Company's Form 10-K for the fiscal year ended December 30, 1994 (the "Annual Report"). Stockholders are referred to the Annual Report for information concerning the Company's business and operations, but the Annual Report is not part of the proxy soliciting materials. CERTAIN OTHER INFORMATION IS AVAILABLE UPON WRITTEN REQUEST. PLEASE CONTACT CORPORATE COMMUNICATIONS, STORAGE TECHNOLOGY CORPORATION, 2270 SOUTH 88TH STREET, LOUISVILLE, COLORADO 80028-4310, (303) 673-5020, IF YOU WOULD LIKE TO REQUEST SUCH ADDITIONAL REPORTS. THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES ARE LOCATED AT 2270 SOUTH 88TH STREET, LOUISVILLE, COLORADO 80028, (303) 673-5151.

                        VOTING SECURITIES OF THE COMPANY

     On the Record Date for the Annual Meeting, April 2, 1995, the Company had issued, outstanding and entitled to vote 52,541,807 shares of its common stock, $.10 par value ("Common Stock"). The Company also has 3,450,000 shares of $3.50 Convertible Exchangeable Preferred Stock, $.01 par value ("Preferred Stock") issued and outstanding. The Preferred Stock is not entitled to vote at the Annual Meeting. Holders of shares of the Common Stock on the Record Date are entitled to vote at the Annual Meeting and at all adjournments or postponements thereof. Each holder of shares of the Common Stock is entitled to one vote for each share. In the election of Directors, such holder has the right to vote the number of shares owned for as many persons as there are Directors to be elected. There is no cumulative voting in the election of Directors.

SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the Company's stock as of the Record Date: (i) by all persons known by the Company to be beneficial owners of more than 5% of the voting power of the Company's outstanding Common Stock (based upon a review of Schedule 13D and 13G filings received prior to the Record Date); (ii) by each Director and nominee for Director; (iii) by each Named Executive Officer listed in the Summary Compensation Table under the heading "Compensation of Executive Officers;" and
(iv) by all current Directors and Executive Officers as a group.

                                                                                   PERCENT
      NAME OF BENEFICIAL OWNER           AMOUNT AND NATURE OF OWNERSHIP(1)       OF CLASS(2)
- ------------------------------------- ---------------------------------------    -----------
TCW Group, Inc....................... 5,778,077 Common(3)                            10.7%
  865 South Figueroa Street           (Sole voting and dispositive power)
  Los Angeles, CA 90017
Twentieth Century Companies, Inc..... 3,700,000 Common(4)                             7.0%
  4500 Main Street                    (Sole voting and dispositive power)
  P. O. Box 418210
  Kansas City, MO 64141-9210
First Interstate Bancorp............. 2,432,737 Common(5)                             4.6%(5)
  633 West 5th Street                 (Sole voting and shared dispositive
                                      power)
  Los Angeles, CA 90071
Ryal R. Poppa........................ 155,366 Common(6)                            (22)
                                      5,000 Preferred                              (22)
Derek A. Thompson.................... 44,059 Common(7)                             (22)
John V. Williams..................... 14,876 Common(8)                             (22)
L. Thomas Gooch...................... 35,610 Common(9)                             (22)
Gregory A. Tymn...................... 28,547 Common(10)                            (22)
Judith E.N. Albino................... 16,450 Common(11)                            (22)
William L. Armstrong................. 18,333 Common(12)                            (22)
Robert A. Burgin..................... 16,000 Common(13)                            (22)
Paul Friedman........................ 78,867 Common(14)                            (22)
William R. Hoover.................... -0-                                          (22)
Stephen J. Keane..................... 18,350 Common(15)                            (22)
Robert E. LaBlanc.................... 28,405 Common(16)                            (22)
Robert E. Lee........................ 26,084 Common(17)                            (22)
Harrison Shull....................... 36,692 Common(18)                            (22)
                                      2,000 Preferred                              (22)
Richard C. Steadman.................. 32,202 Common(19)                            (22)
Thomas A. Vanderslice................ -0-                                          (22)
Robert C. Wilson..................... 46,277 Common(20)                            (22)
                                      10,000 Preferred
All current Directors and Executive
  Officers (19 persons) as a group... 649,549 Common(21)                              1.2%
                                      17,000 Preferred                             (22)

- ---------------

(1) The number of shares stated as being beneficially owned include shares of Common Stock issuable upon conversion of the Preferred Stock and the Company's 8% Convertible Debentures (the "Debentures"), as well as shares of Common Stock believed to be indirectly beneficially owned. The inclusion of these shares, however, does not constitute an admission of ownership of such shares. Further, the number of shares includes stock options that are exercisable within 60 days of the Record Date. Share ownership by 5% holders is based upon the respective Schedule 13G filings, which reflect ownership as of December 31, 1994.

(2) Calculated based upon shares outstanding on the Record Date. In March 1995, the Company completed the acquisition of Network Systems Corporation and, in connection with the acquisition, issued approximately 7.9 million shares of StorageTek Common Stock. As a result, the percentage holdings reflected in the Schedule 13G filings decreased.

(3) Includes (i) 497,526 shares of Common Stock issuable upon conversion of the Preferred Stock; and (ii) 952,631 shares of Common Stock issuable upon conversion of Debentures that are convertible into Common Stock.

(4) Twentieth Century Companies, Inc. (TCC), as a result of its control over Investors Research Corporation (IRC), and Mr. James E. Stowers, as a result of his control over TCC, are also deemed to beneficially own all shares deemed to be beneficially owned by IRC, which is an investment advisor and is deemed to be the beneficial owner of 3,700,000 shares of Common Stock.

(5) The Schedule 13G filed by First Interstate Bancorp reflecting its share ownership as of December 31, 1994, includes (i) 1,358,469 shares with sole voting power; (ii) 203,200 shares with shared voting power; (iii) 2,164,200 shares with sole dispositive power; and (iv) 268,537 shares with shared dispositive power; and indicates the percent of class held as of such date was 5.52%.

(6) Includes (i) 10,638 shares of Common Stock issuable upon conversion of Preferred Stock held by Mr. Poppa; and (ii) 72,559 shares of Common Stock issuable upon exercise of options held by Mr. Poppa, which options are exercisable within 60 days of the Record Date.

(7) Includes 34,449 shares of Common Stock issuable upon exercise of options held by Mr. Thompson, which options are exercisable within 60 days of the Record Date.

(8) Includes 7,425 shares of Common Stock issuable upon exercise of options held by Mr. Williams, which options are exercisable within 60 days of the Record Date.

(9) Includes 16,460 shares of Common Stock issuable upon exercise of options held by Mr. Gooch, which options are exercisable within 60 days of the Record Date.

(10) Includes (i) 14,164 shares of Common Stock issuable upon exercise of options held by Mr. Tymn, which options are exercisable within 60 days of the Record Date; and (ii) 567 shares of Common Stock issuable upon conversion of Debentures held by Mr. Tymn.

(11) Includes 15,000 shares of Common Stock issuable upon exercise of options held by Ms. Albino, which options are exercisable within 60 days of the Record Date.

(12) Includes 18,333 shares of Common Stock issuable upon exercise of options held by Mr. Armstrong, which options are exercisable within 60 days of the Record Date.

(13) Includes 15,000 shares of Common Stock issuable upon exercise of options held by Mr. Burgin, which options are exercisable within 60 days of the Record Date.

(14) Includes (i) 13,333 shares of Common Stock issuable upon conversion of Debentures held by Mr. Friedman; and (ii) 25,000 shares of Common Stock issuable upon exercise of options held by Mr. Friedman, which options are exercisable within 60 days of the Record Date.

(15) Includes 12,952 shares of Common Stock issuable upon exercise of options held by Mr. Keane, which options are exercisable within 60 days of the Record Date.

(16) Includes 25,000 shares of Common Stock issuable upon exercise of options held by Mr. LaBlanc, which options are exercisable within 60 days of the Record Date.

(17) Includes (i) 284 shares of Common Stock issuable upon conversion of Debentures held by Mr. Lee; and (ii) 25,000 shares of Common Stock issuable upon exercise of options held by Mr. Lee, which options are exercisable within 60 days of the Record Date.

(18) Includes (i) 2,837 shares of Common Stock issuable upon conversion of Debentures held by Mr. Shull; (ii) 4,255 shares of Common Stock issuable upon conversion of Preferred Stock held by Mr. Shull; and (iii) 25,000 shares of Common Stock issuable upon exercise of options held by Mr. Shull, which options are exercisable within 60 days of the Record Date.

(19) Includes 25,000 shares of Common Stock issuable upon exercise of options held by Mr. Steadman, which options are exercisable within 60 days of the Record Date.

(20) Includes (i) 21,277 shares of Common Stock issuable upon conversion of Preferred Stock held by Mr. Wilson; and (ii) 25,000 shares of Common Stock issuable upon exercise of options held by Mr. Wilson, which options are exercisable within 60 days of the Record Date.

(21) Includes (i) 17,021 shares of Common Stock issuable upon conversion of Debentures; (ii) 36,170 shares of Common Stock issuable upon conversion of Preferred Stock; and (iii) 392,808 shares of Common Stock subject to options exercisable within 60 days of the Record Date held by eleven Directors and eight current non-Director Executive Officers.

(22) Less than 1% of the class.

                             ELECTION OF DIRECTORS

                                  PROPOSAL 1.

     In accordance with the Company's bylaws, the Board of Directors has increased the number of Directors constituting the entire Board of Directors of the Company from eleven to thirteen. At this Annual Meeting, thirteen Directors are to be elected to serve until the next Annual Meeting or until their respective successors shall be elected and qualified. The Company's nominees include the eleven persons who currently serve as Directors and two persons nominated to fill the newly created directorships. The thirteen nominees are set forth below. If the enclosed Proxy is duly executed and received in time for the meeting, it is the intention of the persons named therein to vote the shares represented thereby, unless otherwise directed, in favor of the thirteen nominees identified below. The thirteen nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Directors. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

     If, at the time of the meeting, one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Governance and Nominating Committee of the Board of Directors. The Governance and Nominating Committee knows of no reason why any of the nominees will be unavailable or unable to serve. The following are the Company's nominees for the Board of Directors:

RYAL R. POPPA; AGE 61; CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Mr. Poppa has been a Director since 1985 and has been President of the Company since January 1988, as well as Chairman of the Board and Chief Executive Officer of the Company since January 1985. He also serves as a Director for Maxtor Corporation.

JUDITH E. N. ALBINO; AGE 51; PRESIDENT, UNIVERSITY OF COLORADO

     Ms. Albino has been a Director since 1991 and has served as President of the University of Colorado (a public university) since June 1991. From 1989 to June 1991 she served as Dean of the Graduate School at the State University of New York at Buffalo. She also serves on the Colorado National Bank Advisory Board.

WILLIAM L. ARMSTRONG; AGE 58; FORMER U.S. SENATOR, COLORADO

     Mr. Armstrong has been a Director since 1991. He has served as Chairman of Ambassador Media Corporation, a television broadcasting company, since 1990; Chairman of Cherry Creek Mortgage Company since 1991; Chairman of El Paso Mortgage Company since 1993; and Chairman of Centennial State Mortgage Company and Frontier Real Estate, Inc. since 1994. From 1979 to 1991, Mr. Armstrong served as a United States Senator, Colorado. Mr. Armstrong also currently serves as Director of Provident Life and Accident Insurance Company of America, Helmerich & Payne and International Family Entertainment, Inc.

ROBERT A. BURGIN; AGE 70; FORMER GROUP EXECUTIVE, TRW INC.

     Mr. Burgin has been a Director since 1978. He was formerly Group Executive, TRW Inc. and later Chairman and Chief Executive Officer of Leaseway Transportation Corporation, a physical distribution transportation company. He retired in 1982. In August 1994, Mr. Burgin retired as Director of Provident Life and Accident Insurance Company.

PAUL FRIEDMAN; AGE 70; ATTORNEY, PAUL FRIEDMAN, P.C.

     Mr. Friedman has been a Director since 1987 and has been a practicing tax attorney at Paul Friedman, P.C. since 1964.

WILLIAM R. HOOVER; AGE 65; CHAIRMAN, COMPUTER SCIENCES CORPORATION

     Mr. Hoover has been nominated to fill one of the newly created directorships. Mr. Hoover has served as Chairman of Computer Sciences Corporation, an independent provider of information technology services, since 1972. From November 1972, through March 30, 1995, Mr. Hoover also served as President and Chief Executive Officer of Computer Sciences Corporation.

STEPHEN J. KEANE; AGE 66; CORPORATE DIRECTOR

     Mr. Keane has been a Director since 1987. Mr. Keane has been a management consultant since 1985 and currently serves as a Director of Summagraphics Inc. and MaxServ Inc.

ROBERT E. LABLANC; AGE 61; PRESIDENT, ROBERT E. LABLANC ASSOCIATES, INC.

     Mr. LaBlanc has been a Director since 1979. Mr. LaBlanc is the founder and President of Robert E. LaBlanc Associates, Inc., an investment consulting firm and has served in that capacity since October 1981. Mr. LaBlanc also is a Director of M/A-Com, Inc., Tribune Company, TIE/Communications, Inc., Prudential Global Funds, Inc., Prudential Short-Term Global Income Fund, Inc., Prudential Pacific Growth Fund, Inc. and Contel Cellular, Inc. He also is a Trustee for Prudential U.S. Government Fund.

ROBERT E. LEE; AGE 59; EXECUTIVE DIRECTOR, THE DENVER FOUNDATION

     Mr. Lee has been a Director since 1989. Since March 1989, Mr. Lee has served as the Executive Director of The Denver Foundation, a community foundation. He retired as Chairman of First Interstate Bank of Denver in February 1989. Mr. Lee also serves as a Director of Equitable of Iowa Companies and Meredith Corporation.

HARRISON SHULL; AGE 71; PROVOST, NAVAL POSTGRADUATE SCHOOL

     Mr. Shull has been a Director since 1983. Mr. Shull has been Provost, Naval Postgraduate School, Monterey, California since July 1988.

RICHARD C. STEADMAN; AGE 62; PRIVATE INVESTOR

     Mr. Steadman has been a Director since 1970 and has been a private investor since January 1981. He is Chairman of the Board of Directors of National Convenience Stores, Inc.

THOMAS A. VANDERSLICE; AGE 63; CHAIRMAN AND CHIEF EXECUTIVE OFFICER, M/A-COM,
INC.

     Mr. Vanderslice has been nominated to fill one of the newly created directorships. Since November 1989, Mr. Vanderslice has served as Chairman and Chief Executive Officer of M/A-COM, Inc., a supplier of semiconductors, integrated circuits and components for the wireless data and telecommunications industries. Mr. Vanderslice also serves as a director of Texaco Inc.

ROBERT C. WILSON; AGE 75; CHAIRMAN, WILSON & CHAMBERS, INC.

     Mr. Wilson has been a Director since 1987. Mr. Wilson has been Chairman of Wilson & Chambers, Inc., a venture capital firm, since 1983. He also is a Director of Southwall Technologies, Inc., Giga-Tronics Corporation, Syquest Technology, Andros Incorporated, ReSound Corporation, and Photonics Corporation.

BOARD MEETINGS AND COMMITTEES

     The Company has a standing Audit Committee consisting of five members. The current members are Directors Shull (Chair), Friedman, LaBlanc, Steadman and Wilson. The Audit Committee held four meetings during the last fiscal year. Its principal functions are to review the Company's financial statements, the arrangements for and scope of the independent audit, as well as the results of the audit engagement; to review the Company's internal auditing procedures and personnel; to review the scope of non-auditing services performed by the independent accountants and their independence; and to monitor the adequacy of and compliance with policies to prohibit unethical, questionable or illegal activities by employees of the Company. The members of the Audit Committee are not employees and are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment.

     The Company has a standing Human Resources and Compensation Committee (the "Compensation Committee") consisting of five members. The current members are Directors Keane (Chair), Albino, Armstrong, Burgin and Lee. The Compensation Committee met five times in 1994. Its principal functions are to review compensation arrangements for management and key employees of the Company, to make salary recommendations, to administer equity compensation plans, and award bonuses and stock options. The members of the Compensation Committee are not employees and are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment.

     The Company also has a Governance and Nominating Committee, which met twice in 1994. The current members are Directors Burgin (Chair), Albino, Armstrong, Keane and Lee. This Committee nominates candidates for the Board, and it will consider nominees recommended by stockholders. Under the bylaws of the Company, nominations for the election of Directors may be made by any stockholder entitled to vote in the election of Directors, but only if written notice of such stockholder's intent to make such nominations has been received by the Company at its principal executive office not less than 60 days nor more than 90 days prior to the meeting at which directors are to be elected; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (a) with respect to each proposed nominee, the name, age, business and residence address, principal occupation or employment, class and number of shares of stock of the Company owned and any other information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934; and
(b) with respect to the stockholder giving the notice, the name, address and class and number of shares of the Company that are beneficially owned by such stockholder. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     During 1994, the Company's Board of Directors held eight meetings and Committees of the Board held, in the aggregate, 19 meetings. The average attendance at the aggregate number of meetings of the Board and Committees of the Board was 88%. Mr. Wilson attended fewer than 75% of the aggregate number of meetings of the Board and the Committees on which he served.

              STANDARD ARRANGEMENTS FOR COMPENSATION OF DIRECTORS

CASH COMPENSATION

     Effective July 1, 1994, each Director who is not an employee of the Company receives a standard annual retainer of $27,000. Since July 1994, Mr. Burgin has served as Lead Director, and in such capacity receives a standard annual retainer of $50,000. Nonemployee Directors receive an additional fee of $1,000 for each meeting of the Board of Directors attended in excess of eight per year. Further, each nonemployee Director receives $1,000 for each committee meeting attended. The chairman of each committee is paid an annual fee of $2,000 as compensation for such chairmanship. In recognition of similar salary and wage reductions on the part of management and employees of the Company, during 1993 and continuing through June 1994, all of the foregoing fees were reduced by 10%.

OPTIONS

     The Company has a Nonemployee Director Stock Option Plan (the "Director Plan"). Under the Director Plan, the Company has granted options to purchase shares, at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, to its nonemployee Directors on a set schedule. All options expire 10 years from the date of grant, unless earlier terminated pursuant to the provisions of the Director Plan. The initial grant of options for most of the Directors under the Director Plan occurred in October 1987 at an exercise price of $18.75 per share. A second option to purchase 2,500 shares was granted in October 1989 at an exercise price of $13.50 per share to those nonemployee Directors who had served two consecutive years after receipt of the initial option. These options are collectively referred to as the "Initial Options."

     In 1991, stockholders approved the amendment and restatement of the Director Plan. Under the amended Director Plan, each nonemployee Director who was such on November 7, 1990, received, and each person who first becomes a nonemployee Director after that date shall receive, an option (the "New Option"), granted as of the later to occur of November 7, 1990, or their first election or appointment as a nonemployee Director, to purchase a number of shares of Common Stock equal to 25,000 less any shares subject to Initial Options granted to such Director. Presently, the Director Plan has 100,000 shares available for future grant and 227,952 shares subject to outstanding options. No options were granted under the Director Plan in 1994. If nominees William Hoover and Thomas Vanderslice are elected as Directors at the Annual Meeting, each will be automatically granted an option under the Director Plan to purchase 25,000 shares of Common Stock at an exercise price per share equal to the fair market value on the date of the Annual Meeting.

                        RATIFICATION OF THE ADOPTION OF
                       THE 1995 EQUITY PARTICIPATION PLAN

                                  PROPOSAL 2.

     The Company's long-term success depends a great deal upon its ability to attract, retain and encourage dedicated, competent and resourceful management and employees. To further these goals, in March 1995, the Board adopted the 1995 Equity Participation Plan (the "Equity Plan"), an expanded equity grant plan, to offer various types of stock-based incentive programs to its employees and reserved 2,200,000 shares for issuance thereunder. The Equity Plan is subject to stockholder approval and is intended to supplement and replace the 1987 Equity Participation Plan which expires on December 1, 1995.

     At the Annual Meeting, the stockholders are being requested to ratify the adoption of the 1995 Equity Participation Plan and the reservation of 2,200,000 shares of Common Stock for issuance to employees thereunder. The Equity Plan will expire on March 7, 2005.

SUMMARY OF THE PLAN

     A general description of the basic features of the Equity Plan is outlined below.

     Purpose. The purpose of the Equity Plan is to direct the attention and efforts of participating employees to the long-term performance of the Company and its subsidiaries in the interests of the Company's stockholders by relating incentive compensation to the achievement of long-term corporate economic objectives. The Equity Plan is also designed to retain, reward and motivate participating employees by providing an opportunity for equity investment in the Company.

     Type of Awards. Under the Equity Plan, the Committee (as defined below) may grant, from time to time, to participating eligible employees selected by the Committee: (i) stock options that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as it may be amended (the "Code"), relating to incentive stock options ("Incentive Stock Options") to purchase Common Stock;
(ii) stock options that do not satisfy such requirements of the Code relating to incentive stock options ("Non-Qualified Options") to purchase Common Stock (Incentive Stock Options and Non-Qualified Options are referred to collectively as "Stock Options"); (iii) awards of Common Stock that are subject to certain restrictions on transferability that lapse after specified employment periods or the attainment of performance objectives established by the Committee ("Restricted Stock Awards"); (iv) stock appreciation rights in connection with shares of Common Stock subject to any Incentive Stock Option or Non-Qualified Option ("Stock Appreciation Rights"); (v) awards of Common Stock under the Company's Management by Objective ("MBO") Equity Plan ("MBO Payments"); and (vi) other types of stock-based incentive compensation awards established from time to time by the Board in accordance with the provisions of the Equity Plan.

     Administration. The Equity Plan is administered by a committee of the Board ("Committee"). The Equity Plan vests broad powers in the Committee to administer and interpret the Equity Plan, including the authority to select the Participants (as defined below) to be granted Stock Options, Restricted Stock Awards and Stock Appreciation Rights, to determine the extent of MBO Payments, to determine the amount of the grants to the Participants, to prescribe all terms and conditions (not otherwise specified by the Equity Plan) of each grant under the Equity Plan and to amend or modify such terms and conditions, including reduction in the exercise price to the then current fair market value, acceleration of vesting and waiver of forfeiture restrictions.

     Eligibility. The Committee may grant Stock Options, Restricted Stock Awards, Stock Appreciation Rights, MBO Payments and other awards of Common Stock to employees (including officers) of the Company or any parent or subsidiary who, in the judgment of the Committee, are performing, or are expected to perform during the term of their incentive arrangement, vital services in the management, operation and development of the Company or any parent or subsidiary, and who are contributing, or are expected to contribute, significantly to the achievement of long-term corporate economic objectives ("Eligible Employees"). Although Directors who are also employees are eligible to receive grants, no Director who is not otherwise engaged as an employee is eligible to receive a grant under the Equity Plan. The Committee will select from among Eligible Employees the individuals who will receive grants of Stock Options, Restricted Stock Awards, Stock Appreciation Rights, MBO Payments or other Common Stock awards under the Equity Plan ("Participants"). The determination of Eligible Employees, the selection of Participants and the amount of the grants are discretionary and, therefore, it is not possible to determine the number of employees eligible to participate in the Equity Plan. As of the Record Date, approximately 11,800 persons were employees of the Company and its subsidiaries.

     Amendment and Termination. The Board may amend or discontinue the Equity Plan at any time but such action may not, without the consent of the Participants, adversely affect their rights or obligations under outstanding Stock Options, Restricted Stock Awards, Stock Appreciation Rights or other Common Stock awards. No amendment, without the approval of the Company's stockholders, may alter the Equity Plan so as to materially increase the total number of shares of Common Stock that may be awarded under the Equity Plan, materially increase the benefits accruing under the Equity Plan, materially change the basis for eligibility in the Equity Plan, or extend the duration of the Equity Plan.

     Term of Plan. The Equity Plan has a term of ten years and will terminate on March 7, 2005, unless terminated before that date by action of the Board. Stock Options, Restricted Stock Awards, Stock Appreciation Rights and other Common Stock awards outstanding at the termination of the Equity Plan will continue to remain outstanding in accordance with their respective terms.

     Stock Subject to the Plan. Under the Equity Plan, shares of Common Stock may be issued in connection with MBO Payments, Restricted Stock Awards, or upon the exercise of Incentive Stock Options, Non-Qualified Options or Stock Appreciation Rights, or other awards of Common Stock. A total of 2,200,000 shares of Common Stock have initially been reserved for issuance under the Equity Plan.

     The maximum number of shares of Common Stock available for issuance under the Equity Plan may be increased from time to time by approval of the Board and the stockholders of the Company. Shares of Common Stock that are issued upon the exercise of Stock Options or Stock Appreciation Rights, as Restricted Stock Awards, as MBO Payments, or under other awards, will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Equity Plan. Shares of Common Stock subject to Stock Appreciation Rights, Stock Options, Restricted Stock Awards or other awards of Common Stock that expire unexercised or are forfeited will generally become available under the Equity Plan for future grants.

     Adjustments upon Changes in Capitalization. In the event any change, such as a stock split or dividend, is made in the Company's capitalization, which change results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares that have been reserved for issuance under the Equity Plan and the price per share covered by each outstanding Stock Option and Stock Appreciation Right. In the event of the proposed dissolution or liquidation of the Company, all outstanding Stock Options and Stock Appreciation Rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in its discretion, make provision for accelerating the exercisability of shares subject to Stock Options or Stock Appreciation Rights under the Equity Plan in such event and may set a fixed date on which all outstanding awards will terminate.

     Reorganization of Company. If the Company is merged or consolidated with another corporation or if all or substantially all of the assets are acquired by any other corporation or business entity, each outstanding Stock Option and Stock Appreciation Right may be assumed or substituted by the successor corporation. The Committee may, in lieu of such assumption or substitution, accelerate the exercise dates of outstanding Stock Options and outstanding Stock Appreciation Rights and provide for a 30-day period within which such options and rights may be exercised, after which they shall terminate.

     Tender Offers and Acquisitions. If any person or entity (other than the Company or an entity affiliated with the Company) makes a tender offer or exchange offer for all or any part of the Common Stock or other capital shares of the Company and purchases part of the Common Stock or other capital shares tendered to it, and the Board opposes or does not affirmatively recommend acceptance of the tender offer or exchange offer, then (a) all Stock Options with respect to which no Stock Appreciation Rights have been granted, and all Stock Options with respect to which Stock Appreciation Rights have been granted that have been outstanding for at least six months, shall become immediately exercisable, provided that exercise of such Stock Appreciation Rights may only take place between the third and twelfth business days following public release of the Company's quarterly or annual financial results; and (b) all restrictions with respect to outstanding Restricted Stock Awards will immediately lapse.

     Fair Market Value. Under the Equity Plan, the fair market value of a share of Common Stock is determined by the Committee on the date of grant and is equal to the price of a share of Common Stock published in The Wall Street Journal as the closing price for the last trading day prior to the date of grant. The price published in The Wall Street Journal as the closing price for March 31, 1995, the last full day of trading prior to the Record Date, was $19.625 per share.

     Stock Options. Under the Equity Plan, the Committee may grant Stock Options to Participants. Each Stock Option granted pursuant to the Equity Plan will be evidenced by an agreement incorporating the terms and conditions described below and such other terms and conditions, not inconsistent with the Equity Plan, as the Committee deems advisable. Stock Options granted under the Equity Plan may be either Incentive Stock Options or Non-Qualified Options, in the sole discretion of the Committee. The Committee may grant both an Incentive Stock Option and Non-Qualified Option to the same Participant, at the same time or at different times. Incentive Stock Options are subject to limitations under the Code restricting the aggregate dollar value exercisable during a calendar year by a Participant. The terms and conditions imposed under the Equity Plan on Stock Options are described generally below.

          (1) Exercise Price. The exercise price for an Incentive Stock Option granted under the Equity Plan will not be less than 100% of the fair market value of the Common Stock to which such option relates on the date the option is granted. Incentive Stock Options granted under the Equity Plan to a Participant who at the time owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or any subsidiary must have an exercise price equal to at least 110% of the fair market value of the underlying Common Stock on the date of grant. The exercise price for a Non-Qualified Option granted under the Equity Plan will be as determined by the Committee, but in no event will be less than 85% of the fair market value of the Common Stock on the date the Non-Qualified Option is granted.

          (2) Term and Exercisability. Stock Options will have a maximum term fixed by the Committee not to exceed 10 years from the date of grant. A Stock Option may be exercisable immediately, or may become exercisable in installments during its term, as determined by the Committee, except that no Stock Option with respect to which Stock Appreciation Rights have been granted may be exercised during the six-month period immediately after the date on which the option was granted.

          (3) Manner of Exercise and Purchase. A Participant may exercise a Stock Option by delivering notice of exercise to the Corporate Secretary of the Company, at the Company's principal office in Louisville, Colorado. The payment of the exercise price may be made (i) in cash, (ii) by check, (iii) in shares of Common Stock having an aggregate fair market value on the date of exercise equal to the payment required, (iv) by delivery of irrevocable instructions to a broker to deliver to the Company the appropriate amount of proceeds of the sale or loan of the shares exercisable (often referred to as a "cashless exercise"), or (v) by reduction in the amount of any Company liability to the optionee. The Committee, in its discretion, may establish limitations with respect to the shares of Common Stock that may be used as payment of the Stock Option exercise price.

          (4) Tax Withholding. At the time a Participant exercises a Stock Option, the Participant must also pay to the Company any amount the Company is required by law or regulation to collect for tax withholding or other purposes. The Committee may, in its sole discretion, grant the Participant the right to elect to pay all or a portion of any required tax withholding by transferring to the Company, or by having the Company withhold from shares of Common Stock issuable upon exercise of the Stock Option, shares of Common Stock having a fair market value on the date the amount of withholding is determined equal to the amount of required withholding. Participants who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may only elect to use shares of Common Stock for withholding purposes in accordance with additional restrictions.

          (5) Incentive Stock Option Value Limitation. The aggregate fair market value (determined as of the time the option is granted) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year (under the Equity Plan or other plans of the Company, its parent and subsidiaries) may not exceed $100,000.

          (6) Notice of Sale of Incentive Stock Option Stock. In the event that any Participant makes a disqualifying disposition of any Common Stock acquired upon the exercise of an Incentive Stock Option (see "-- Federal Income Tax Consequences" below), the Participant must send written notice to the Company of the date of such disposition, the number of shares disposed of, the amount of proceeds received from the disposition, and any other information relating to the disposition that the Company reasonably requests, and must also make appropriate arrangements with the Company for any required tax or other withholding.

          (7) Stockholder Rights. A Participant will not have any rights of a stockholder with respect to any shares of Common Stock covered by a Stock Option until the Participant has exercised the option, paid the option exercise price and become the holder of record of the purchased shares.

          (8) Termination of Options. Stock Options granted under the Equity Plan to a Participant generally terminate 90 days after the date on which the Participant's employment with the Company and all parents and subsidiaries is terminated for any reason, except that Stock Options may be exercised within one year after a Participant's death or within one year after a Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code), provided that death occurs within 90 days after termination of employment. The Committee has the discretion to permit the exercise of options for up to one year after termination.

          (9) Transferability. Except as otherwise specified by the Committee, no right or interest of any Participant in a Stock Option granted under the Equity Plan is assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily. In the event of a Participant's death, his or her rights and interests in any Stock Option will be transferable by testamentary will or the laws of descent and distribution, and exercise of any such Stock Option may be made, until such Stock Option terminates, by the Participant's legal representatives, heirs or legatees. If permitted by applicable law (including Rule 16b-3 promulgated under the Exchange Act), the Committee may permit the transfer of Stock Options either generally or under specified circumstances.

     Restricted Stock. Under the Equity Plan, the Committee may grant Restricted Stock Awards in shares of Common Stock to Participants. The Committee may require payment to the Company of an amount equal to the par value of the shares of Common Stock that are the subject of the Restricted Stock Award. Each Restricted Stock Award granted pursuant to the Equity Plan will be evidenced by an agreement incorporating the terms and conditions described below and such other terms and conditions, not inconsistent with the Equity Plan, as the Committee deems advisable.

          (1) Restrictions. A Restricted Stock Award is the grant to a Participant of shares of Common Stock that are subject to forfeiture restrictions: (i) for a period of time set by the Committee, and/or (ii) until performance goals established by the Committee at the time of grant are satisfied. During this period, the Participant may not assign or transfer the shares, either voluntarily or involuntarily.

          While the shares of Common Stock granted as a Restricted Stock Award are subject to the employment period or performance restrictions, the Committee may require that a legend be placed on the stock certificates representing the restricted shares, and may require that the certificates be held in escrow.

          (2) Termination of Employment. If, before the expiration of any employment period restriction or the satisfaction of any performance goal requirement, the Participant ceases to be an employee of the Company or any parent or subsidiary for any reason, other than death, disability or retirement, the shares of Common Stock received pursuant to the Restricted Stock Award will be forfeited back to the Company. In the event of the Participant's death, retirement in accordance with the Company's established retirement policy or disability (as defined in Section 22(e)(3) of the Code), the Restricted Stock Award will become fully vested and nonforfeitable.

          (3) Stockholder Rights. A recipient of shares of Common Stock pursuant to a Restricted Stock Award will have all of the rights of a holder of shares of Common Stock with respect to the shares so received, upon becoming the holder of record of such shares. These rights are subject to contractual restrictions on transferability and the right of the Company to have the shares held in escrow, as described above. All rights as a holder of shares of Common Stock will cease upon a forfeiture of the shares pursuant to the Equity Plan's provisions.

     Stock Appreciation Rights. A Stock Appreciation Right is the right to receive a payment from the Company equal to the difference between the fair market value of one or more shares of Common Stock subject to a Stock Option and the exercise price of such shares under the terms of the option. Under the Equity Plan, the Committee may grant a Stock Appreciation Right to a Participant in connection with all or any portion of the shares of Common Stock subject to any Stock Option that has been granted to the Participant. A Stock Appreciation Right with respect to an Incentive Stock Option must be granted at the time of the grant of the related option. A Stock Appreciation Right with respect to a Non-Qualified Option may be granted either at the time of the grant of the Non-Qualified Option or at any later time during the term of the option. Once granted, the term of a Stock Appreciation Right will be equal to the term of its related Stock Option.

          (1) Manner of Exercise. A Stock Appreciation Right is exercisable, in whole or in part, at any time that the related Stock Option is exercisable, except that a Stock Appreciation Right is not exercisable for six months after the date of its grant and may be exercised only between the third and twelfth business days following public release of any of the Company's quarterly or annual financial results. A Stock Appreciation Right is exercised by giving notice (and paying any applicable amounts for tax withholding purposes) in the same manner as its related Stock Option, as described above.

          Upon the exercise of a Stock Appreciation Right, the Participant receives from the Company the amount by which the fair market value of the shares of Common Stock as to which the Stock Appreciation Right is exercised exceeds the option exercise price for such shares. Upon exercise of a Stock Appreciation Right for a share of Common Stock, the related Stock Option is terminated with respect to that share. Conversely, upon exercise of a Stock Option, the related Stock Appreciation Right is terminated with respect to the shares purchased.

          (2) Form of Payment. The Committee has sole discretion to decide the form in which the Company will pay the value of an exercised Stock Appreciation Right to the Participant (i.e., cash, Common Stock, or any combination thereof) or to consent to or disapprove the election of a Participant to receive cash in full or partial payment of the value of a Stock Appreciation Right.

          (3) Termination of Stock Appreciation Rights. Any Stock Appreciation Right granted under the Equity Plan to a Participant will terminate at the same time and under the same circumstances that the related Stock Option granted to the Participant will terminate.

          (4) Transferability. Except as otherwise specified by the Committee, no right or interest of any Participant in a Stock Appreciation Right granted under the Equity Plan is assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily. In the event of the Participant's death, his or her rights and interests in any Stock Appreciation Rights will be transferable by testamentary will or the laws of descent and distribution, and payments due under the Equity Plan shall be made to, and exercise of Stock Appreciation Rights may be made by the Participant's legal representatives, heirs or legatees, under the same circumstances that the related Stock Option granted to the Participant may be exercised. If permitted by applicable law (including Rule 16b-3 promulgated under the Exchange Act), the Committee may permit the transfer of Stock Appreciation Rights either generally or under specified circumstances.

     MBO Equity Plan. Under the Company's MBO Equity Plan, selected Participants become eligible for incentive compensation payments upon the attainment of pre-established performance goals. When a Participant becomes entitled to an MBO Payment under the MBO Equity Plan, the Committee may elect:
(i) to pay all or a part of the MBO Payment in cash; (ii) to pay the MBO Payment in Common Stock; or (iii) to allow a Participant to elect to receive all or part of payment in such form (cash or Common Stock) as a Participant may elect.

     Other Common Stock Awards. The Board, in its sole discretion, may establish other incentive compensation arrangements under the Equity Plan pursuant to which Participants may acquire shares of Common Stock.

     Federal Income Tax Consequences. The following description of federal income tax consequences is based upon current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences.

          (1) Incentive Stock Options. Neither the Participant nor the Company incurs any federal income tax consequences as a result of the grant of an Incentive Stock Option under the Equity Plan, nor will there be any constructive receipt of income at the time the Incentive Stock Option becomes exercisable. The exercise of an Incentive Stock Option also will not result in any federal income tax consequences to the Company or the Participant, except that an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Incentive Stock Option, determined at the time of exercise, over the amount paid for the stock by the Participant will be a tax preference item for purposes of the alternative minimum tax on tax preference items.

          In the event of a disposition of stock acquired upon the exercise of an Incentive Stock Option, the federal income tax consequences depend upon how long the Participant has held the shares. If the Participant does not dispose of the shares within two years after the Incentive Stock Option was granted, nor within one year after the Incentive Stock Option was exercised and the shares were purchased, then the Participant recognizes only a long-term capital gain or loss. The amount of the long-term capital gain or loss is equal to the difference between (i) the amount realized on the disposition of the shares and (ii) the exercise price at which shares were acquired. The Company is not entitled to any compensation expense deduction under these circumstances.

          If the Participant does not satisfy both of the foregoing holding-period requirements, then the Participant will be required to report as ordinary income, in the year of disposition, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Stock Option or (ii) the amount realized on the disposition of such shares (if the disposition is the result of a sale or exchange to one other than a related taxpayer) exceeds the exercise price for the shares, and the Company will be entitled to a compensation expense deduction in an equal amount. The remainder of the gain recognized on the disposition, if any, will be treated as capital gain to the Participant and will be eligible for long-term capital gain treatment if the disposition occurs more than one year after the shares were acquired.

          (2) Non-Qualified Options. A Participant who receives a Non-Qualified Option will not recognize any taxable income at the time of grant. Upon exercise of the Non-Qualified Option, a Participant will recognize ordinary income on the "Includability Date" in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the Includability Date, and (ii) the consideration paid for the shares. The Includability Date generally will be the date of exercise of the option. However, the Includability Date for Participants who are officers, directors or greater-than-10% stockholders of the Company will be the earlier of (1) the date the Participant is no longer subject to liability under Section 16(b) of the Securities Exchange Act of 1934, or
     (2) a date that is up to six months after the date of exercise, unless any such person files an election under Section 83(b) of the Code within 30 days of the date of exercise to include as ordinary income the amount realized on that date.

          In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Qualified Option for any amounts included by the Participant as ordinary income at the time the Participant is taxed at ordinary income rates.

          (3) Restricted Stock Awards. Upon receipt of a Restricted Stock Award, a Participant may file an election under Section 83(b) of the Code within 30 days after receipt to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture), less any consideration paid for the shares. If the
     Section 83(b) election is made, the Participant will not recognize any additional income when the restrictions on shares issued in connection with the Restricted Stock Award lapse. At the time any such shares are sold or disposed of, a Participant will realize a long-term or short-term capital gain or loss, depending upon the time lapsed between receipt of the Restricted Stock Award and sale or disposition.

          A Participant who does not make the Section 83(b) election at the time a Restricted Stock Award is received will recognize ordinary income on the "Includability Date" in an amount equal to the then fair market value of the shares freed of restrictions. The Includability Date generally will be the date of the lapse of the restrictions referred to above. However, the Includability Date for Participants who are officers, directors or greater-than-10% stockholders of the Company will be the later of the date of the lapse of the restrictions referred to above, or the "16(b) Date." The 16(b) Date will be the earlier of (1) the date the Participant is no longer subject to liability under Section 16(b) of the Securities Exchange Act of 1934, or (2) a date that is up to six months after the date of receipt of a Restricted Stock Award. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Restricted Stock Award as to which the restrictions have lapsed, a Participant will realize a long-term or short-term capital gain or loss, depending upon the length of time between the date the restriction lapsed and the date of sale or disposition.

          In general, the Company will be entitled to a compensation expense deduction for any amounts included by the Participant as ordinary income as the result of a receipt of a Restricted Stock Award at the time the Participant is taxed at ordinary income rates.

          (4) Stock Appreciation Rights. A Participant who receives a Stock Appreciation Right will not recognize any taxable income at the time of the grant. Upon the exercise of a Stock Appreciation Right, the Participant will realize compensation income in the amount of the sum of cash and the fair market value of any shares of Common Stock received by the Participant. Any cash received by the Participant will be treated as ordinary income on the date of receipt. A Participant receiving shares of Common Stock upon exercise of a Stock Appreciation Right will recognize ordinary income on the "Includability Date" in an amount equal to the fair market value of the shares received. The Includability Date generally will be the date the shares were received. However, the Includability Date for Participants who are officers, directors or greater-than-10% stockholders of the Company will be the earlier of (1) the date the Participant is no longer subject to liability under Section 16(b) of the Securities Exchange Act of 1934, or (2) a date that is up to six months after the date the shares were received, unless any such person files an election under
     Section 83(b) of the Code within 30 days after receipt to include as ordinary income on the date of receipt an amount equal to the fair market value of the shares received. The Company will be entitled to a compensation expense deduction for any amounts included by the Participant as ordinary income at the time the Participant is taxed at ordinary income rates. Upon the sale of any shares of Common Stock acquired upon exercise of a Stock Appreciation Right, a Participant will realize a long-term or short-term capital gain or loss, depending on the holding period, and the Company will receive no further deduction.

          (5) MBO Payments. A Participant who receives an MBO Payment under the Equity Plan in the form of shares of Common Stock will recognize ordinary income equal to the fair market value of the shares on the "Includability Date." The Includability Date generally will be the date the shares were received. However, the Includability Date for Participants who are executive officers, directors or greater-than-10% stockholders of the Company will be the earlier of (1) the date the Participant is no longer subject to liability under Section 16(b) of the Securities Exchange Act of 1934, or (2) a date that is up to six months after the date the shares were received, unless any such person files an election under Section 83(b) of the Code within 30 days after receipt to include as ordinary income on the date of receipt an amount equal to the fair market value of the shares received. The Company will be entitled to a compensation expense deduction for any amounts included by the Participant as ordinary income at the time the Participant is taxed at ordinary income rates. Upon the sale of any shares of Common Stock acquired as an MBO Payment under the Equity Plan, a Participant will realize a long-term or short-term capital gain or loss, depending on the holding period, and the Company will receive no further deduction.

          (6) Section 162(m) Limits. In order for compensation in excess of $1 million realized by any of the Named Executive Officers to be deductible by the Company, IRS regulations require any option plan to state the maximum number of shares subject to options and stock appreciation rights that can be granted during a fiscal year to any one individual. The Equity Plan has a limit of 500,000 shares subject to options and stock appreciation rights per fiscal year. While the Company does not expect to grant this number of options and stock appreciation rights on a regular basis, the Company does expect that this would be the maximum number of options and stock appreciation rights that would be necessary to recruit any outstanding top executive.

PARTICIPATION IN THE EQUITY PLAN

     The grant of Stock Options, Restricted Stock Awards, Stock Appreciation Rights, MBO Payments and other Common Stock awards under the Equity Plan to employees, including Named Executive Officers, is subject to the discretion of the Committee. As of the date of this Proxy Statement, no awards had been granted under the Equity Plan. There has been no determination made by the Committee with respect to future awards under the Equity Plan. Accordingly, future awards are not determinable. Nonemployee Directors are not eligible to participate in the Equity Plan. The following table sets forth information with respect to the grant of awards under the 1987 Equity Participation Plan, consisting solely of Stock Options, to the Named Executive Officers, to all current Executive Officers as a group and to all other employees as a group during the last fiscal year ended December 30, 1994.

                         1987 EQUITY PARTICIPATION PLAN

                                    BENEFITS

                                                             NUMBER OF SHARES
                  NAME OF INDIVIDUAL OR                         SUBJECT TO         AGGREGATE EXERCISE
              IDENTITY OF GROUP AND POSITION                OPTIONS GRANTED(#)         PRICE ($)
- ----------------------------------------------------------  ------------------     ------------------
RYAL R. POPPA.............................................         62,291              $1,814,225
Chairman of the Board,
President and Chief Executive Officer
DEREK A. THOMPSON.........................................         17,324                 504,562
Former Executive Vice President of Worldwide Field
  Operations
JOHN V. WILLIAMS..........................................         19,040                 551,915
Executive Vice President of Worldwide Field Operations
L. THOMAS GOOCH...........................................         14,582                 424,701
Executive Vice President of Operations
GREGORY A. TYMN...........................................         14,000                 407,750
Former Senior Vice President and Chief Financial Officer
All current Executive Officers (9 persons) as a group.....        161,733               4,706,536
All other employees as a group............................        305,641               9,143,162

VOTE REQUIRED

     Approval of the 1995 Equity Participation Plan requires the affirmative vote of a majority of the Votes Cast. See "PROCEDURAL MATTERS -- Quorum; Abstentions; Broker Non-Votes" above.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE ADOPTION OF THE 1995 EQUITY PARTICIPATION PLAN DESCRIBED ABOVE. PROXIES RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS A CONTRARY VOTE IS SPECIFIED.

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                  PROPOSAL 3.

     The firm of Price Waterhouse LLP served as the Company's auditors for the year ended December 30, 1994, and has been engaged by the Audit Committee to serve as auditors for the fiscal year ending December 29, 1995.

     In March 1995, the Audit Committee of the Board of Directors of the Company determined to retain Price Waterhouse LLP and dismiss Ernst & Young LLP as independent accountants with respect to the annual audit of the financial statements of Network Systems Corporation, a wholly owned subsidiary. The Company, through a wholly owned subsidiary, completed a merger with Network Systems Corporation on March 7, 1995. In connection with its audits for the two most recent fiscal years, the reports of Ernst & Young LLP on the financial statements for 1993 and 1994, respectively, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and through March 30, 1995, the Company has not consulted with Price Waterhouse LLP on items which (i) were or should have been subject to SAS 50 or (ii) concerned the subject matter of a disagreement or reportable event with the former auditor of Network Systems Corporation (as described in Regulation S-K,
Item 304(a)).

     The Board of Directors requests that stockholders ratify the engagement of Price Waterhouse LLP for fiscal year 1995. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions and, although Price Waterhouse LLP has indicated that no statement will be made, an opportunity for a statement will be provided. In the event the proposal to ratify the selection of Price Waterhouse LLP is defeated, the adverse vote will be considered as a recommendation to the Board of Directors to select other independent auditors for the next year. However, because of the expense and difficulty in changing independent auditors after the beginning of the year, the Board of Directors intends to allow the appointment for 1995 to stand unless the Board of Directors finds other reasons for making a change. Even if the selection is ratified, the Board of Directors, in its discretion, may select a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation earned by the Chief Executive Officer ("CEO") and by each of the other four most highly compensated Executive Officers of the Company, who were serving as such at December 30, 1994, the Company's fiscal year-end (collectively, the "Named Executive Officers").

                                                                                    LONG-TERM COMPENSATION
                                                                                   -------------------------
                                                                                            AWARDS
                                           ANNUAL COMPENSATION                     -------------------------
                          ------------------------------------------------------    RESTRICTED    SECURITIES
        NAME AND                                                 OTHER ANNUAL         STOCK       UNDERLYING       ALL OTHER
   PRINCIPAL POSITION     YEAR   SALARY($)(1)   BONUS($)(1)   COMPENSATION($)(2)   AWARDS($)(3)   OPTIONS(#)   COMPENSATION($)(4)
- ------------------------- ----   ------------   -----------   ------------------   ------------   ----------   ------------------
RYAL R. POPPA............ 1994     $617,500       $75,000                --               -0-       62,291          $ 60,248
Chairman of the Board,    1993      587,500           -0-          $ 68,371(5)            -0-       75,833            42,455
President & CEO           1992      648,500           -0-                --          $325,682       22,100            32,109
DEREK A. THOMPSON(6)..... 1994      297,000        35,000           224,284(7)            -0-       17,324            45,822
Former Executive Vice
  President               1993      297,000           -0-           227,073(7)            -0-       19,810            27,320
of Worldwide Field
  Operations              1992      297,000           -0-           273,431(7)         88,002        6,624            27,707
JOHN V. WILLIAMS(8)...... 1994      218,673        35,000(9)         68,371(10)           -0-       19,040             4,929
Executive Vice President
  of                      1993      198,172        66,629(9)         67,517(10)           -0-       18,500             5,124
Worldwide Field
  Operations              1992      209,615(11)    69,254(9)         88,313(10)        71,745        4,034             4,559
L. THOMAS GOOCH.......... 1994      237,500        50,000                --               -0-       14,582             8,894
Executive Vice President  1993      225,961           -0-                --               -0-       19,167             6,301
of Operations             1992      249,423           -0-                --            79,712        6,000             4,670
GREGORY A. TYMN(12)...... 1994      228,173        30,000                --               -0-       14,000             3,783
Former Senior Vice
  President               1993      203,365           -0-                --               -0-       16,500             3,924
and Chief Financial
  Officer                 1992      223,961           -0-                --            71,741        5,400             3,590

- ---------------

(1) Salary and bonus is reported in the year it was earned even if not actually paid until the following year. Any compensation that was deferred at the Named Executive Officer's election is included in the salary or bonus column for the year in which it was earned.

(2) Other Annual Compensation includes perquisites and expenses due to overseas assignments. Perquisite amounts are not required to be reported if amounts paid were not more than the lesser of $50,000 or 10% of the Named Executive Officer's annual salary and bonus.

(3) Restricted stock vests upon the employee's retirement from the Company at age 65 if continuously employed by the Company for at least five years since the date of grant. Vesting may be accelerated in years three, four and five if, in the Compensation Committee's view, the Company achieves certain predetermined financial goals. A participant has all the rights of a stockholder with respect to these shares, including the right to receive dividends, if any, except that the stock and any stock dividends are subject to a repurchase right by the Company and may not be disposed of until the repurchase right lapses. Aggregate number of restricted shares and their fair market value at 1994 fiscal year-end (net of purchase price) were as follows: Mr. Poppa -- 61,520 shares valued at $1,777,928; Mr. Thompson -- 9,610 shares valued at $277,729; Mr. Williams -- 7,451 shares valued at $215,334; Mr. Gooch -- 14,080 shares valued at $406,912; and Mr. Tymn -- 8,522 shares valued at $246,286.

(4) The items reported for 1994 include: (i) the value of premiums paid by the Company for Executive Group Term Life Insurance on behalf of the Named Executive Officers as follows: Mr. Poppa -- $36,882; Mr.
     Williams -- $4,929; Mr. Thompson -- $22,008; Mr. Gooch -- $5,593; and Mr.
     Tymn -- $3,281; (ii) above-market interest earned on deferred compensation as follows: Mr. Poppa -- $23,366; Mr. Gooch -- $3,301; and Mr.
     Tymn -- $502; and (iii) Company contributions to Mr. Thompson's pension plan of $23,814. No Company contributions were made for 1994 to the Profit Sharing and Thrift Plan.

(5)  Includes payments of $57,210 for financial services for Mr. Poppa.

(6) Effective January 1, 1995, Mr. Thompson retired as Executive Vice President of Worldwide Field Operations. He currently serves as Executive Vice President Emeritus.

(7)  Includes payments of (i) $110,521 in 1994, $220,722 in 1993 and $181,293 in
     1992 in connection with expenses of the overseas assignment of Mr. Thompson; and (ii) forgiveness of a loan in 1994 to Mr. Thompson in the amount of $101,683.

(8) Effective January 1, 1995, Mr. Williams was promoted to the position of Executive Vice President of Worldwide Field Operations; prior to that time he served as Senior Vice President, Americas.

(9) Bonuses for Mr. Williams represent an MBO bonus payment in 1994, marketing commissions and an incentive payout, as head of sales and customer services functions for the Americas group, in 1993, and marketing commissions in 1992.

(10) Includes payments of $58,299 in 1994, $58,301 in 1993 and $62,745 in 1992
     made in lieu of relocation expense reimbursement that was a part of Mr. Williams' offer of employment.

(11) Mr. Williams became an Executive Officer of the Company in February 1992. Compensation is reported for the full fiscal year of 1992, including compensation attributable to the portion of the year in which he was an employee but did not serve as an Executive Officer.

(12) Effective April 15, 1995, Mr. Tymn will be resigning from the Company.

OPTION GRANTS TABLE

     The following table sets forth information regarding options granted to the Named Executive Officers during the fiscal year ended December 30, 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                           ------------------------------------------------   POTENTIAL REALIZABLE VALUE
                           NUMBER OF    % OF TOTAL                                AT ASSUMED ANNUAL
                           SECURITIES    OPTIONS                                    RATES OF STOCK
                           UNDERLYING   GRANTED TO    EXERCISE                    PRICE APPRECIATION
                            OPTIONS    EMPLOYEES IN   OR BASE                     FOR OPTION TERM(1)
                            GRANTED       FISCAL       PRICE     EXPIRATION   ---------------------------
           NAME               (#)        1994(2)       ($/SH)       DATE        5% ($)         10% ($)
- -------------------------- ---------   ------------   --------   ----------   -----------   -------------
Ryal R. Poppa.............   32,500(3)     6.95%      $ 29.125     12/12/04   $   595,288   $   1,508,577
                             29,791(4)     6.37         29.125     12/12/04       545,669       1,382,831
Derek A. Thompson.........    9,281(3)     1.99         29.125     12/12/04       169,996         430,803
                              8,043(4)     1.72         29.125     12/12/04       147,320         373,338
John V. Williams..........    3,000(3)     0.64         28.250     11/16/04        53,299         135,070
                              8,593(3)     1.84         29.125     12/12/04       157,394         398,868
                              7,447(4)     1.59         29.125     12/12/04       136,403         345,673
L. Thomas Gooch...........    7,812(3)     1.67         29.125     12/12/04       143,089         362,615
                              6,770(4)     1.45         29.125     12/12/04       124,003         314,248
Gregory A. Tymn...........    7,500(3)     1.60         29.125     12/12/04       137,374         348,133
                              6,500(4)     1.39         29.125     12/12/04       119,058         301,715

Increase in market value of the Common Stock for
  ALL STOCKHOLDERS (44,525,109 shares as of year-end)
  at assumed annual rates of appreciation..................................  $815,566,422  $2,066,766,510

- ---------------

(1) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock appreciates at the annual rate shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term (10 years). The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. THE 5% AND 10% ASSUMED RATES OF APPRECIATION ARE MANDATED BY THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND DO NOT IN ANY WAY REPRESENT THE COMPANY'S ESTIMATE OR PROJECTION OF FUTURE STOCK PRICES. ACTUAL GAINS, IF ANY, UPON FUTURE EXERCISE OF ANY OF THESE OPTIONS WILL DEPEND ON THE ACTUAL PERFORMANCE OF THE COMPANY'S COMMON STOCK, THE CONTINUED EMPLOYMENT OF THE EXECUTIVE OFFICER HOLDING THE OPTION THROUGH ITS VESTING PERIOD AND THE SUBSEQUENT EXERCISE OF THE OPTION BY THE EXECUTIVE OFFICER. At 5% annual appreciation from $29.125 over a 10-year term, the stock price would be $47.442. At 10% annual appreciation from $29.125 over a 10-year term, the stock price would be $75.543.

(2) Based on options to purchase an aggregate of 467,374 shares granted during fiscal 1994 to all employees under all of the Company's option plans.

(3) Standard options were granted under the 1987 Equity Participation Plan. The exercise price is 100% of fair market value on the date of grant. Options vest in thirds each year beginning one year from the date of grant and expire 10 years from the date of grant. Options are exercisable for 90 days after a voluntary termination to the extent vested at that time but will terminate immediately upon a termination for cause. In the event of a recapitalization, merger, consolidation or reorganization (excluding any reorganization under the U.S. Bankruptcy Code), the number of shares and exercise price will be adjusted, as appropriate. In the event of a hostile tender offer, the vesting period of all options outstanding for at least six months will accelerate and all restrictions on restricted stock awards will immediately lapse. Options are not transferable.

(4) Performance-based options were granted under the 1987 Equity Participation Plan. The exercise price is 100% of fair market value on the date of grant. Performance-based options vest after six years unless accelerated to the first, second and third years based on net-after-tax performance goals. Performance-based options expire 10 years from the date of grant. Performance-based options are exercisable for 90 days after a voluntary termination to the extent vested at that time but will terminate immediately upon a termination for cause. In the event of recapitalization, merger, consolidation or reorganization (excluding any reorganization under the U.S. Bankruptcy Code), the number of shares and exercise price will be adjusted, as appropriate. In the event of a hostile tender offer, the vesting period of all options outstanding for at least six months will accelerate and all restrictions on restricted stock awards shall immediately lapse. Options are not transferable.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information regarding options exercised by Named Executive Officers during fiscal 1994 and options held by them at 1994 fiscal year-end.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                    NUMBER OF SECURITIES
                            SHARES                       UNDERLYING            VALUE OF UNEXERCISED
                          ACQUIRED ON     VALUE      UNEXERCISED OPTIONS           IN-THE-MONEY
                           EXERCISE     REALIZED       AT 12/30/94(#)         OPTIONS AT 12/30/94($)
          NAME                (#)        ($)(1)     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(2)
- ------------------------  -----------   ---------   ---------------------    ------------------------
Ryal R. Poppa...........    390,995    $6,764,826    72,559       128,159    $466,336         $45,123
Derek A. Thompson.......      1,097        29,619    34,449        34,732      46,473          13,524
John V. Williams........     10,218       163,355     7,083        34,345       7,059          10,234
L. Thomas Gooch.........      1,234        28,228    16,460        31,166      85,702          12,250
Gregory A. Tymn.........        334         5,970    14,164        28,425      49,849          11,025

- ---------------

(1) "Value Realized" is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options on the date of exercise.

(2) Only the value of unexercised, in-the-money options is reported. Value is calculated by (i) subtracting the exercise price per share from the year-end market value of $29.00 per share; and (ii) multiplying by the number of shares subject to the option. Options that have an exercise price equal to or greater than the fiscal year-end market value are not included in the value calculation.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company and Mr. Poppa entered into an agreement in December 1989 concerning the terms of his employment that extends through January 20, 1996. In October 1991 and March 1995, the Company and Mr. Poppa amended the agreement. For 1994, Mr. Poppa's base compensation as determined by the

Compensation Committee was $650,000, which was reduced by 10% through June 30, 1994, in connection with the Company's austerity program. Currently, the agreement provides for a Management by Objective ("MBO") bonus percentage of 60%, subject to change by the Compensation Committee. In the event of an involuntary termination without cause, the agreement currently provides for a severance payment equal to the greater of (i) the sum of his annual base compensation and 100% of the then current bonus percentage for the year of termination; or (ii) the sum of his annual base compensation and 100% of the then current bonus percentage for each year remaining in the employment term. In the event of a voluntary termination within 24 months after a change in control (as defined below), Mr. Poppa would receive an amount equal to twice his annual base salary plus two times 100% of the then current bonus amount, and his outstanding stock options and restricted stock would become fully vested. Upon termination for cause, compensation would be paid only through the date of termination. Mr. Poppa's employment agreement also entitles him to annual payments upon termination for disability equal to 80% of his base salary in effect on the date of disability for the remainder of his life, reduced by any amounts received under any Company-funded disability benefit plan. In addition, the agreement provides that, in the event that the payments due under the agreement would constitute "parachute payments" within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by
Section 4999 of the Code, the severance benefits shall either be delivered in full or shall be delivered to such lesser extent as will not result in any such excise tax, whichever results in the greatest amount of after-tax severance benefits to Mr. Poppa.

     In February 1991, the Company and Mr. Thompson entered into an employment agreement and an expatriate agreement. In 1994, Mr. Thompson's base compensation as determined by the Compensation Committee was $297,000, which was subject to a 10% reduction through June 30, 1994. This amount was deducted from Mr. Thompson's other compensation. In January 1995, Mr. Thompson retired as Executive Vice President of Worldwide Field Operations and he currently serves as Executive Vice President Emeritus. In March 1995, the Company and Mr. Thompson entered into a new agreement that replaces his 1991 employment and expatriate agreements, and expires on April 30, 1996. Under this agreement, Mr. Thompson will be employed by the Company part-time, in an advisory capacity, and will receive compensation computed at a daily rate of $1,500 to the extent the Company requires his services. Mr. Thompson also will receive a payment in the amount of $215,325, constituting amounts otherwise due under the expatriate agreement, reimbursements and allowances in the amount of $185,880, and health-care coverage through the term of the agreement, after which time Mr. Thompson will be covered by the Company's retiree medical plan. The agreement also includes a noncompete agreement.

     In March 1995, Mr. Tymn entered into an agreement with the Company that extends through August 1, 1995, and replaces his 1987 employment agreement. Under this agreement, Mr. Tymn receives an annual base salary of $250,000, and an on-plan target bonus percentage of 45%, as well as health benefits. In the event of his termination, this agreement provides for a single payment equal to the sum of his base salary plus 100% of the then current bonus percentage, and a payment not to exceed $10,000 for outplacement services, and includes a noncompete agreement. Effective April 15, 1995, Mr. Tymn will be resigning from the Company.

     In February 1995, the Company entered into employment agreements with Messrs. Gooch and Williams, which provide for annual base compensation of $250,000 and $275,000, respectively, and participation in the MBO bonus program at a bonus percentage to be determined by the Compensation Committee. In the event of involuntary termination without cause or in the event of death, each agreement provides for a payment of 100% of the annual base compensation plus 100% of the then current bonus percentage. In the event of a change in control followed by voluntary termination within 24 months, the agreements each provide for payment of an amount equal to twice their respective base salary plus two times 100% of the on-plan target bonus, and all outstanding stock options and restricted stock would become fully vested. The agreements provide that, in the event that the payments due under the agreements would constitute "parachute payments" within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, the severance benefits shall either be delivered in full or shall be delivered to such lesser extent as will not result in any such excise tax, whichever results in the greatest amount of after-tax severance benefits. Each agreement also provides for medical and life insurance and an automobile allowance. No compensation would be paid under the agreements in the event of a termination for cause.

     For purposes of the foregoing agreements, a "change in control" is deemed to have occurred in the case of (i) a merger where the Company is not the surviving corporation or where the Company's stockholders as of immediately prior to the merger own 50% or less of the Company after the merger, (ii) sale of all or substantially all of the assets of the Company, or (iii) acquisition of more than 25% of the Company's outstanding voting stock by another person or group.

     For a discussion of the determination by the Compensation Committee of the salary and bonus amounts for the Named Executive Officers, see "REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION," below.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires certain persons, including the Company's Directors and Officers, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late or missed filings of those reports during 1994 by its Directors, Officers (as defined in the rules under Section 16) and 10% stockholders. Based upon the Company's review of the reporting forms received by it and written representations from certain persons that no Form 5 reports were required to be filed by those persons, the Company believes that all filing requirements applicable to its Directors, Officers and 10% stockholders were complied with for fiscal year 1994, except that (i) Carl Vertuca, a former Officer of the Company, was late in filing a Form 5 reporting the expiration in 1993 of a stock option award to purchase 375 shares of Common Stock, and (ii) each of Directors Friedman and LaBlanc was late in filing his respective Form 4 reporting shares of Common Stock acquired in exchange for bona fide debt (resulting from the final distribution to creditors from the Company's Chapter 11 proceeding).

   The information provided below is expressly excluded from incorporation by reference into any filings under the jurisdiction of the Securities and Exchange
                                  Commission.

            REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
                     OF THE BOARD ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Human Resources and Compensation Committee (the "Compensation Committee") which is composed entirely of nonemployee Directors. The current members of the Compensation Committee are Directors Keane (Chair), Albino, Armstrong, Burgin and Lee. As part of its duties, the Compensation Committee reviews compensation levels of management, evaluates the performance of management and considers management succession and related matters. The Compensation Committee also administers various incentive plans, including retention and long-term incentive plans for all employees.

Compensation Philosophy

     The Company's compensation package for Executive Officers is formulated based on three principles. First, compensation should support identified short- and long-term business goals and strategies. Second, compensation levels should be competitive with those of other companies in comparable markets. Finally, the package must provide a tangible link between the expectations of stockholders and the Executive Officers and serve as a means to retain key personnel. The components of total compensation are salary, bonus, equity grants and other benefits. Each of these components is valued and together comprise total compensation value. The mix of the components determines how much emphasis is placed on risk compensation (i.e., bonus and equity) or fixed compensation (i.e., base salary and other benefits) and the Compensation Committee periodically assesses this mix to ensure that the interests of the Executive Officers are in line with that of the Company's stockholders and customers.

     Each year, the Compensation Committee reviews executive compensation based upon (1) a valuation of the components of compensation; (2) the Company's performance during the past year; and (3) compensation data within the industry. The Company's executive compensation program is designed so that annual pay for the Executive Officers remains in the mid-range of salaries of senior executives in similarly sized high-technology companies. The Compensation Committee reviews the competitiveness of the prior year's compensation based on surveys conducted by outside consulting firms. During 1994, the Committee reviewed three compensation surveys of primarily high-technology companies, each with data from approximately 20 companies. The Committee believes the surveyed companies are a close reflection of the companies that comprise the S&P Computer Systems Index. Based upon such surveys, the Compensation Committee believes compensation for the Company's Executive Officers is competitive, but because a significant portion of compensation is based upon factors relating to the Company's performance, actual compensation in 1994 was below the median of compensation for executive officers in similarly sized high technology companies.

     As in prior years, the Compensation Committee used advice developed by an outside compensation consultant to review the compensation of the Chief Executive Officer ("CEO") and the other Executive Officers. Based on both the survey results and the input from the consultant, the Compensation Committee believes that the CEO's 1994 targeted total annual compensation, as well as that of the Company's other Executive Officers, was reasonable and appropriate, given the size, complexity and expected performance of the Company.

     The Company's incentive plan allows for performance-based bonuses to the CEO and other Executive Officers based upon criteria identified in the Executive Officers' employment agreements and the Compensation Committee's review of the Executive Officers' individual performances and Company achievements. At the Annual Meeting of Stockholders held in 1994, the stockholders approved the Company's Corporate Officer Management by Objective ("MBO") Bonus Plan, to be effective beginning in 1995. Under this plan, cash bonuses may be paid to Executive Officers of the Company upon the achievement of objective, quantifiable and measurable performance targets. These targets may include one or more of the following criteria that are determined by the Compensation Committee: reliability measurements of products and component parts, measurements of adherence to product development and delivery schedules, measurements of the product creation and delivery processes, market penetration, net after-tax income, economic value added, return on assets, return on equity, debt ratings, product revenue, revenue growth and timely updates and approval of strategic plans. The Committee believes the Corporate Officer MBO Bonus Plan satisfies the requirements of the performance-based exception to Section 162(m) of the Code with respect to the deductibility by the Company of compensation.

     The Compensation Committee believes that equity awards are one of the best compensation tools available to align the interests of stockholders and employees. During 1994, the Compensation Committee granted equity awards to its Executive Officers and other employees under the 1987 Equity Participation Plan. This plan expires at the end of 1995 and at this year's Annual Meeting, the Board is asking stockholders to ratify the adoption of the 1995 Equity Participation Plan to allow the Compensation Committee to continue to grant equity awards to Executive Officers and other key employees. The Company believes that the proposed 1995 Equity Participation Plan will qualify as a "performance-based" plan under the provisions of Section 162(m) of the Code. The Company further believes that the 1987 Equity Participation Plan complies with Rule 16b-3 and therefore is a "performance-based" plan under the Code's transition rules.

Salary and Bonus

     The 10% reduction in the base salary of the CEO and the other Executive Officers that was instituted in 1993 was continued for the first six months of 1994 as part of the Company's austerity program. Also, as part of the Company's austerity program, the base salaries of the majority of all other employees were reduced by 5% and nonemployee Director fees were reduced by 10% during such period. The austerity program was designed to reduce expenses, yet protect the employee base that was and will be needed to deliver and service existing and new products. The austerity program was discontinued in July 1994 because of improved operating results and the Executive Officers' salaries were returned to their standard rates, as was the case for other employees' salaries and nonemployee Director fees.

     The annual salaries of the Executive Officer group for 1994 (before the 10% reduction) were measured and projected to be approximately 5-10% below the competitive market median. Except for the removal of the austerity program, the CEO's salary was not increased in 1994. Because the CEO's salary was reduced by 10% for the first six months of 1994, his salary was less than the projected median value for the job.

     The Company has developed variable bonus payouts, tied to individual and group performance objectives, that place the CEO and the other Executive Officers in a highly leveraged compensation position. This means that if the Company meets all the target criteria controlling the distribution of bonus and equity, the compensation plan for the Executive Officers (including the CEO) should be competitive with like positions in similarly sized high-technology companies. This approach is aimed at tying total compensation directly to the Company's performance.

     If the Company's performance is lesser or greater than the targets, the CEO's total compensation can vary from 50% to 125% of the targeted competitive total compensation. The mix of components for the other Named Executive Officers provides a slightly less leveraged total compensation plan. The value for Named Executive Officers can range from 55% to 120% of the targeted total compensation, while the value for other Executive Officers can range from 70% to 117%.

     For 1994, performance objectives used to determine bonus compensation included quality improvement, net after-tax income, asset management and the achievement of strategic plan goals. The Company's performance in 1994 did not meet expectations and, consequently, the Company paid reduced bonuses for 1994 to the Executive Officer group, ranging from 15% of their target bonus to 44% of their target bonus, with 19% for the CEO. Actual percentage of salary ranged from 5% to 25%, with 11.4% for the CEO. The reduced bonuses were paid after two years without bonus payments to the Named Executive Officers and 18 months of 10% salary reduction. The reduced bonuses kept all Executive Officers' total cash and compensation below the competitive market. This position is consistent with the Company's pay-for-performance strategy. See "Compensation of Executive Officers -- Employment Contracts and Termination of Employment and

Change-in-Control Arrangements" for additional disclosure regarding certain agreements between the Company and its Named Executive Officers.

     The benefit package offered to Executive Officers is substantially the same as that for all employees for medical, dental, life and disability insurance, except certain out-of-pocket expenses are reimbursed by the Company (subject to a maximum of $5,000 per year). In addition, the life insurance benefit is an individually owned universal policy, in an amount equal to approximately three times the officers' salary (versus two times salary for non-officers), and a deferred compensation plan is available. The Company estimates the value of such benefits to represent approximately 10% of total compensation.

Equity Grants

     The Committee believes that, through the use of stock options and other equity grants, executive interests are tied directly to enhancing stockholder value. During 1994, the Compensation Committee again reviewed the design of the stock-based incentive programs, and decided only to use stock options and the Company's 1987 Employee Stock Purchase Plan for equity incentives in 1994.

     Stock options are granted with an exercise price equal to fair market value as of the date of grant, and have a term of 10 years. The number of options granted to any employee is determined based on a schedule that is designed to compare the same competitive market used to analyze the other components of total compensation.

     In 1994, the number of shares of each stock option granted to the Executive Officers was based upon the Compensation Committee's philosophy that a percentage of each individual's total compensation package should be tied to the Company's performance. See "Compensation Philosophy" of this report. After setting the percentage of total compensation to be tied to equity, the Compensation Committee then used a modified Black-Scholes model, calculated by a third-party consultant, to project a value for the Company's stock options and determine the number of stock option shares each Executive Officer should receive. While the Company does not believe that there is any model that can accurately value employee stock options, the model used does permit the Company to compare its options to options granted by companies within the competitive market.

     For 1994, two types of stock options were granted to corporate officers and key employees: performance-based options and standard options. The performance-based options, which account for approximately 45% of all such options, have a longer-than-normal vesting period of six years, unless the Company's operating plan net income goals are met in each of the first three years following the date of grant. If the net income goals are met, the vesting period accelerates to the first, second and third years.

     The 1994 performance goal for net income was not met, so the vesting of the first one-third of the 1993 granted performance stock options did not accelerate, rather they now will vest six years from grant date.

     The remaining 55% of the 1994 stock options were standard options and vest based solely upon continued employment and have a vesting schedule of three years. The grant of such options was approved by the Compensation Committee as a tool to be used for incentive and retention of the key contributors. While salary and bonus components of the Named Executive Officers' compensation packages are below competitive rates, the options provided the Executive Officers with more leverage (along with the attendant risk and reward) in order to encourage a level of performance that would serve to increase the price of the Company's stock.

     In 1994, the Compensation Committee determined that approximately 33% of the CEO's compensation should be based upon equity and, using this as a guide, granted to the CEO stock options to purchase 62,291 shares of Common Stock of the Company. Of these options, 32,500 option shares are standard and 29,791 option shares are performance-based.

     The Compensation Committee continues to monitor legislative and regulatory (including SEC and IRS) changes that may affect the cost of the various components of executive compensation. Additional redesigning of the compensation components will be studied and implemented as appropriate.

Summary

     The Compensation Committee believes that the total compensation approach used by the Company is evidence that performance is an integral part of the Company's philosophy and practice. It ensures that there is a balanced view to the Company's short-term goals (with bonus opportunity as the reward factor) and the Company's long-term strategies (with equity growth over vesting periods as the reward factor). The Compensation Committee also believes that having a significant amount of total compensation tied to the interests of the stockholders is critical.

     This report has been provided by the Compensation Committee.

    Stephen J. Keane, Chair
    Judith E.N. Albino
    William L. Armstrong
    Robert A. Burgin
    Robert E. Lee

 The information provided is expressly excluded from incorporation by reference into any filings under the
            jurisdiction of the Securities and Exchange Commission.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1994, with the cumulative total return on the S&P 500 Index and the S&P Computer Systems Index. The comparison assumes $100 was invested on December 31, 1989, in the Company's Common Stock and in each of such indices and assumes reinvestment of dividends, if any. Note that historic stock price is not necessarily indicative of future stock price performance.

                                    Storage
      Measurement Period          Technology                     S&P Computer
    (Fiscal Year Covered)         Corporation       S&P 500         Systems
1989                                       100             100             100
1990                                       183              97             112
1991                                       339             126             100
1992                                       177             136              73
1993                                       271             150              76
1994                                       247             152              98

     The report of the Compensation Committee and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 ("1933 Act") or the Securities Exchange Act of 1934 ("1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts and is not to be deemed to be soliciting material.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the appointees named in the enclosed proxy card to vote in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Any proposal that a stockholder may desire to present to the Company's 1996 annual meeting of stockholders must be received in writing by the Secretary of the Company on or before December 6, 1995, in order to be considered for possible inclusion in the Company's proxy materials relating to such meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          W. RUSSELL WAYMAN
                                          Corporate Vice President,
                                          General Counsel and Secretary

April 4, 1995

                                                                      APPENDIX A


                         STORAGE TECHNOLOGY CORPORATION

                         1995 EQUITY PARTICIPATION PLAN

                                   Section 1

                                 Introduction.

         1.1 Establishment. Effective as provided in Section 21, the Company hereby establishes a plan of long-term stock-based compensation incentives for selected employees of the Company and its affiliated corporations. The plan shall be known as the Storage Technology Corporation 1995 Equity Participation Plan (the "1995 Plan").

         1.2 Purpose. The purpose of the 1995 Plan is to provide employees selected for participation in the 1995 Plan with added incentives to continue in the service of the Company and its affiliates and to create in such employees a more direct interest in the future success of the operations of the Company and its affiliated corporations by relating incentive compensation to the achievement of long-term corporate economic objectives. The 1995 Plan is also designed to attract key employees and to retain and motivate participating employees by providing an opportunity for equity investment in the Company.

         1.3 No Effect on 1987 Plan Options. Options granted pursuant to the Storage Technology Corporation 1987 Equity Participation Plan (the "1987 Plan") shall be governed by the terms and provisions of the option agreements covering such grants and by the provisions of the 1987 Plan.

                                   Section 2

                                  Definitions.
         2.1 Definitions. The following terms shall have the meanings set forth below:

                 (a) "Affiliated Corporation" means any corporation that is either a parent corporation with respect to the Company or a subsidiary corporation with respect to the Company (within the meaning of Sections 424(e) and (f), respectively, of the Internal Revenue Code).

                 (b)      "Board" means the Board of Directors of the Company.

                 (c) "Committee" means a committee designated by the Board to administer the Plan or, if no committee is so designated, the Board.

                 (d) "Common Stock" means the Company's $.10 par value voting common stock.

                 (e) "Effective Date" means the effective date of the 1995 Plan, as set forth in Section 21 hereof.

                 (f) "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company, or any Affiliated Corporation, or any division thereof, upon whose judgment, initiative and efforts the Company or the Affiliated Corporations are, or are expected to become, largely dependent for the successful conduct of their business.

                 (g) "Fair Market Value" means with respect to Common Stock, as of any date, the closing price of a share of Common Stock on the New York Stock Exchange as reported by The Wall Street Journal for the last trading day prior to that date. If no such prices are reported, then Fair Market Value shall mean the average of the high and low sale prices for the Common Stock (or if no sale prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers.

                 (h) "Incentive Stock Option" means the right to purchase Common Stock granted to a participant pursuant to Sections 6 and 7, which constitutes an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, and which may or may not be issued with related Stock Appreciation Rights.

                 (i) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

                 (j) "MBO Payment" means a payment to a Participant pursuant to the Company's MBO Equity Plan, which payment may be made either in shares of Common Stock or in cash, or partly in Common Stock and partly in cash, as determined in accordance with the provisions of Section 12.

                 (k) "MBO Equity Plan" means the Company's Management By Objective Plan, as established by the Board or the Committee from time to time, pursuant to which MBO Payments are made from time to time in the manner and under the conditions established by the Board or the Committee.

                 (l) "Non-Qualified Option" means a right to purchase Common Stock granted to a participant pursuant to Sections 6 and 8, which does not qualify as an

Incentive Stock Option or which is designated as a Non-Qualified Option, and which may or may not be issued with related Stock Appreciation Rights.

                 (m) "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the 1995 Plan to receive one or more of the stock-based compensation incentives provided under the 1995 Plan.

                 (n) "Restricted Stock Award" means an award of Common Stock granted to a Participant pursuant to Section 10 that is subject to certain restrictions imposed in accordance with the provisions of such Section.

                 (o) "Stock Appreciation Right" means a right granted to a Participant pursuant to Section 9 to receive a payment from the Company equal to the difference between the Fair Market Value of one or more shares of Common Stock subject to a Non-Qualified Option or an Incentive Stock Option and the exercise price of such shares under the terms of such Stock Option.

                 (p) "Stock Option" means an Incentive Stock Option or a Non-Qualified Option.

         2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   Section 3

                              Plan Administration.

         3.1 Administration Generally. The 1995 Plan shall be administered by the Board or Committee. In accordance with the provisions of the 1995 Plan, the Committee, in its sole discretion: (i) shall select the Participants from Eligible Employees; (ii) shall determine the number of shares of Common Stock to be subject to Incentive Stock Options, Non-Qualified Options, Stock Appreciation Rights, Restricted Stock Awards and other Common Stock awards granted pursuant to the 1995 Plan; (iii) shall determine the number of shares of Common Stock to be issued as MBO Payments; (iv) shall determine the time at which such options, rights, awards and payments are to be granted; (v) shall fix the exercise price, period and the manner in which a Stock Option becomes exercisable; (vi) shall establish the duration and nature of Restricted Stock Award restrictions; (vii) shall determine the Fair Market Value of the Common Stock, in accordance with Section 2.1(g) of the 1995 Plan; (viii) shall determine whether and under what circumstances, if any, a Stock Option or Stock Appreciation Right may be settled in cash instead of Common Stock; (ix) may reduce the exercise price of any Stock Option or Stock Appreciation Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such option or right shall have declined since the date the Stock Option was granted; (x) may modify or amend the terms and conditions of any Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock award, subject to Section 18 of the Plan (including, but not limited to, accelerating vesting or waiving forfeiture restrictions); (xi) may institute an option exchange program;

(xii) may authorize any person to execute on behalf of the Company any instrument required to effect the grant of a Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock award previously granted by the Committee; and (xiii) shall establish such other terms and requirements of the various compensation incentives under the 1995 Plan as the Committee may deem necessary or desirable and consistent with the terms of the 1995 Plan.
The Committee shall determine the form or forms of the agreements with Participants, which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Incentive Stock Options, Non-Qualified Options, Stock Appreciation Rights and Restricted Stock Awards granted pursuant to the 1995 Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the 1995 Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the 1995 Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient to carry the 1995 Plan into effect, and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the 1995 Plan shall be binding and conclusive for all purposes and on all persons, subject only to the review and control of the Board on all Plan matters except selection of Participants.

         3.2 Multiple Administrative Bodies. If permitted by Rule 16b-3, the 1995 Plan may be administered by different bodies with respect to directors of the Company who are Eligible Employees, officers (within the meaning of Rule 16a-1(f)) who are not directors, and employees who are neither directors nor officers.

         3.3 Administration With Respect to Directors and Officers. With respect to grants of Stock Options, Stock Appreciation Rights, Restricted Stock Awards or other Common Stock awards under the 1995 Plan to employees who are also officers or directors, the 1995 Plan shall be administered by (a) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary grant or award plan under Rule 16b-3, or (b) a Committee designated by the Board to administer the 1995 Plan, which Committee shall be constituted (i) in such a manner as to permit the Plan to comply with the rules governing a plan intended to qualify as a discretionary grant or award plan under Rule 16b-3 and (ii) in such a manner as to satisfy applicable laws.

         3.4 Administration With Respect to Other Persons. With respect to grants of Stock Options, Stock Appreciation Rights, Restricted Stock Awards or other Common Stock awards to employees who are neither directors nor officers, the 1995 Plan shall be administered by (a) the Board or (b) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy applicable laws.

         3.5 Committee Composition. Once a Committee has been appointed pursuant to Section 3.3 or 3.4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) or remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws and, in the case of a Committee appointed under Section 3.3, to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan.

                                   Section 4

                           Stock Subject to The Plan.

         4.1 Number of Shares. Two million two hundred thousand (2,200,000) shares of Common Stock are authorized for issuance under the 1995 Plan in accordance with the provisions of the 1995 Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and the stockholders of the Company. Shares of Common Stock that are issued upon exercise of Incentive Stock Options, Non-Qualified Options, or Stock Appreciation Rights or pursuant to MBO Payments, shares of Common Stock that are issued as Restricted Stock Awards, and shares of Common Stock that are issued pursuant to a plan adopted pursuant to Section 14, shall be applied to reduce the number of shares of Common Stock remaining available for future issuance under the 1995 Plan.

         4.2 Unused and Forfeited Stock. Any shares of Common Stock that are subject to an Incentive Stock Option or a Non-Qualified Option that expires or for any reason is terminated unexercised, and with respect to which no related Stock Appreciation Right has been exercised, any shares of Common Stock that are subject to a Restricted Stock Award and that are forfeited (the "Forfeited Restricted Stock"), and any shares of Common Stock that for any other reason are not issued to an Eligible Employee (not including shares withheld pursuant to Section 19.2) or are forfeited (if forfeited, the "Other Forfeited Stock"), shall automatically become available for use under the 1995 Plan; provided, however, that (i) no shares of Forfeited Restricted Stock or Other Forfeited Stock may be subject to Incentive Stock Options and (ii) such shares shall not be returned to the 1995 Plan if prohibited by Rule 16b-3.

         4.3     Capital Adjustments.

                 (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Option and Stock Appreciation Right (the "Outstanding Rights"), and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Stock Options or Stock Appreciation Rights have yet been granted or that have been returned to the Plan upon cancellation or expiration of a Stock Option or Stock Appreciation Right (the "Shares Available for Future Grant"), as well as the price per share of Common Stock covered by each Outstanding Right, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such proportionate adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into or exercisable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares Available for Future Grant or the number or price of shares of Common Stock subject to Outstanding Rights.

                 (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that a Stock Option or Stock Appreciation Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Committee may, in the exercise of its sole discretion in such instances, declare that any Stock Option or Stock Appreciation Right shall terminate as of a date fixed by the Committee and give each Participant the right to exercise his or her Stock Option or Stock Appreciation Right in whole or in part, including with respect to shares as to which the Stock Option or Stock Appreciation Right would not otherwise be exercisable.

                 (c) Merger or Asset Sale. In the event of a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, each outstanding Stock Option and Stock Appreciation Right may be assumed or an equivalent Stock Option or Stock Appreciation Right may be substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Committee may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise his or her Stock Option or Stock Appreciation Right in whole or in part, including with respect to shares as to which it would not otherwise be exercisable. If the Committee makes a Stock Option or Stock Purchase Right exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Committee shall notify the Optionee that the Stock Option or Stock Appreciation Right shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Stock Option or Stock Appreciation Right will terminate upon the expiration of such period. For the purposes of this paragraph, the Stock Option or Stock Appreciation Right shall be considered assumed if, following the merger, consolidation or sale of assets, the Stock Option or Stock Appreciation Right confers the right to purchase or receive, for each share of Common Stock subject to the Stock Option or Stock Appreciation Right immediately prior to the merger, consolidation or sale of assets, the consideration (whether stock, cash or other securities or property) received in the merger, consolidation or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and, if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger, consolidation or sale of assets was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Stock Option or Stock

Appreciation Right, for each share of Common Stock subject to the Stock Option or Stock Appreciation Right, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger, consolidation or sale of assets.

                                   Section 5

                                 Participation.

         5.1 Eligibility. Participants in the 1995 Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement are expected to perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute or are expected to significantly contribute to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Incentive Stock Options (with or without Stock Appreciation Rights), one or more Non-Qualified Options (with or without Stock Appreciation Rights), one or more Restricted Stock Awards, one or more MBO Payments in shares of Common Stock, and one or more other Common Stock awards pursuant to Section 14; provided, however, that the grant of each such option, right, award or payment shall be separately approved by the Committee, and receipt of one such option, right, award or payment shall not result in automatic receipt of any other option, right, award or payment. Upon determination by the Committee that a Stock Option, Stock Appreciation Right, Restricted Stock Award, MBO Payment or other Common Stock award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and as is consistent with the provisions of the 1995 Plan, specifying such terms, conditions, rights and duties. Stock Options, Stock Appreciation Rights, Restricted Stock Awards, MBO Payments and other Common Stock awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the 1995 Plan and any such agreement entered into hereunder, the provisions of the 1995 Plan shall govern.

         5.2 Limitations. The following limitations shall apply to grants of Stock Options and Stock Appreciation Rights to Participants:

                 (a) No Participant shall be granted, in any fiscal year of the Company, Stock Options and Stock Appreciation Rights to purchase more than 500,000 shares.

                 (b) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 4.3.

                 (c) If a Stock Option or Stock Appreciation Right is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 4.3), the canceled Stock Option or Stock Appreciation Right shall be counted against the limit set forth in Section 5.2(a). For this purpose, if the exercise price of a Stock Option or Stock Appreciation Right is reduced, the transaction will be treated as a cancellation of the Stock Option or Stock Appreciation Right and the grant of a new Stock Option or Stock Appreciation Right.

         5.3 Rule 16b-3. Stock Options, Stock Appreciation Rights, Restricted Stock Awards, MBO Payments and other Common Stock awards granted to Participants who are subject to Section 16 of the Exchange Act must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to 1995 Plan transactions.

                                   Section 6

                                 Stock Options.

         6.1 Grant of Stock Options. Coincident with or following designation for participation in the 1995 Plan, a Participant may be granted one or more Stock Options. The Committee in its sole discretion may designate whether a Stock Option is to be considered an Incentive Stock Option or a Non-Qualified Option. The Committee may grant both an Incentive Stock Option and a Non-Qualified Option to the same Participant at the same time or at different times. Incentive Stock Options and Non-Qualified Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one Stock Option affect the right to exercise any other Stock Option or affect the number of shares of Common Stock for which any other Stock Option may be exercised.

         6.2 Manner of Stock Option Exercise. A Stock Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained herein, (i) by delivery of written notice of exercise to the Company at its principal office in Louisville, Colorado (Attention:
Corporate Secretary), in person or through mail, facsimile or electronic mail, or by delivery of notice of exercise in such other method as has been approved by the Committee, and (ii) by paying in full, with the written notice of exercise or at such other time as the Committee may establish, the total exercise price under the Stock Option for the shares being purchased. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Stock Option (or portion thereof) that is being exercised and the number of shares with respect to which the Stock Option is being exercised.
The exercise of the Stock Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. As soon as practicable after the effective exercise of the Stock Option, and upon satisfaction of all applicable withholding requirements pursuant to Section 19, the Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased and the Company shall deliver to the Participant one or more duly issued and executed stock certificates evidencing such ownership.

         6.3 Payment of Stock Option Exercise Price. At the time of the exercise of a Stock Option, payment of the total Stock Option exercise price for the shares to be purchased shall be made: (i) in cash or by check; (ii) by transfer from the Participant to the Company of shares of Common Stock (other than shares of Common Stock that the Committee determines by rule may not be used to exercise Stock Options) with a then current aggregate Fair Market Value equal to the total Stock Option exercise price; (iii) delivery to the Company of (A) a properly executed exercise notice, (B) irrevocable instructions to a broker to sell a sufficient number of the shares being exercised to cover the exercise price and to promptly deliver to the Company the amount of sale proceeds required to pay the exercise price and any required tax withholding relating to the exercise, and (C) such other documentation as the Committee and the broker shall require to effect a same-day exercise and sale; (iv) delivery to the Company of (A) a properly executed exercise notice, (B) irrevocable instructions to a broker or other third party acceptable to the Company to hold the shares being exercised as collateral for a loan to the Optionee of an amount sufficient to cover the exercise price and to promptly deliver to the Company the amount of loan proceeds required to pay the exercise price and any required tax withholding relating to the exercise and (C) such other documentation as the Committee and the broker or other third party shall require to effect the transaction; (v) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement; (vi) any combination of the foregoing methods of payment; or (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws, rules and regulations and by the agreement relating to the Stock Option being exercised. The Committee shall have the discretion to reject a Participant's election to pay all or a part of the total Stock Option exercise price in consideration other than cash and may require such Stock Option exercise price to be paid entirely in cash.

         6.4 Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Common Stock covered by a Stock Option until the Participant becomes the holder of record of such Common Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Common Stock.

                                   Section 7

                            Incentive Stock Options.

         7.1 Incentive Stock Option Exercise Price. The per share price to be paid by a Participant at the time an Incentive Stock Option is exercised shall be determined by the Committee at the time an Incentive Stock Option is granted, but in no event shall such exercise price be less than: (a) one hundred percent of the Fair Market Value, on the date the Incentive Stock Option is granted, of one share of the stock to which such Stock Option relates; or (b) one hundred and ten percent of the Fair Market Value, on the date the Incentive Stock Option is granted, of one share of the stock to which such Stock Option relates if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Internal Revenue Code), ten percent or more of the total combined voting power of all classes of stock of the Company or of any Affiliated Corporation (such a Participant is referred to as a "10% Holder").

         7.2 Number of Option Shares. The number of shares of Common Stock subject to an Incentive Stock Option shall be designated by the Committee at the time the Committee decides to grant an Incentive Stock Option.

         7.3 Aggregate Limitation of Stock Exercisable Under Options. Notwithstanding any other provision of the 1995 Plan, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Option Holder in any calendar year under the 1995 Plan or otherwise, granted by the Company and Affiliated Corporations, shall not exceed $100,000.

         7.4 Duration of Incentive Stock Options. The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee, but in no event shall such period be more than ten years from the date the Stock Option is granted, or, in the case of Participants who are 10% Holders as described in Section 7.1(b), five years from the date the Stock Option is granted. No Incentive Stock Option with respect to which Stock Appreciation Rights have been granted may be exercised during the six-month period following the date on which such Stock Option was granted. Upon the expiration of such exercise period, the Incentive Stock Option, to the extent not then exercised, shall terminate. Except as otherwise provided in Section 11, all Incentive Stock Options granted to a Participant hereunder shall terminate and may no longer be exercised if the Participant ceases to be an employee of the Company and all Affiliated Corporations.

         7.5     Restrictions on Exercise of Incentive Stock Options.
Incentive Stock Options may be granted subject to such restrictions as to the timing of exercise of all or various portions thereof as the Committee may determine at the time it grants Incentive Stock Options to Participants.

         7.6 Disposition of Stock Acquired Pursuant to the Exercise of Incentive Stock Options -- Withholding. In the event that a Participant makes a disposition (as defined in Section 424(c) of the Internal Revenue Code) of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Stock Option was exercised, the Participant shall send written notice to the Company at its principal office in Louisville, Colorado (Attention:
Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Participant shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding required by federal, state and local income and other tax laws.

                                   Section 8

                             Non-Qualified Options.

         8.1 Option Exercise Price. The per share price to be paid by the Participant at the time a Non-Qualified Option is exercised shall be determined by the Committee at the time the Stock Option is granted, but in no event shall such exercise price per share be less than eighty-five percent of the Fair Market Value of one share of Common Stock on the date the Stock Option is granted.

         8.2 Number of Option Shares. The number of shares of Common Stock subject to a Non-Qualified Option shall be designated by the Committee at the time the Committee decides to grant a Non-Qualified Option.

         8.3 Duration of Non-Qualified Options; Restrictions on Exercise. The period during which a Non-Qualified Option may be exercised, and the installment restrictions on option exercise during such period, if any, shall be fixed by the Committee, but in no event shall such period be more than ten years from the date the Stock Option is granted, and no Non-Qualified Option with respect to which Stock Appreciation Rights have been granted may be exercised during the six-month period immediately following the date on which such Stock Option was granted. Upon the expiration of such exercise period, the Non-Qualified Option, to the extent not then exercised, shall terminate. Except as otherwise provided in Section 11, all Non-Qualified Options granted to a Participant hereunder shall terminate and may no longer be exercised if the Participant ceases to be an employee of the Company and all Affiliated Corporations.

                                   Section 9

                           Stock Appreciation Rights.

         9.1 Grant of Rights. A Stock Appreciation Right may be granted to a Participant in conjunction with any Incentive Stock Option or Non-Qualified Option granted to such Participant, as determined by the Committee, either at the time of the grant of such Stock Option in the case of an Incentive Stock Option or at the time of grant, or at any subsequent time during the term of the Stock Option, in the case of a Non-Qualified Option. Once granted, the term of a Stock Appreciation Right shall be equal to the term of its related Stock Option.
Upon exercise of a Stock Appreciation Right by a Participant for a share of Common Stock, the related Stock Option shall be terminated with respect to such share. Incentive Stock Options and Non-Qualified Options shall not be exercisable with respect to shares of Common Stock for which Stock Appreciation Rights have been exercised. Upon such Stock Appreciation Right exercise, the Participant shall be entitled to receive the economic value of such Stock Appreciation Right determined in the manner prescribed in Section 9.2.

         9.2 Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions consistent with other provisions of the 1995 Plan as may be determined from time to time by the Committee and shall include the following:

                 (a) A Stock Appreciation Right shall be exercisable, in whole or in part, at such time or times and only to the extent that the Stock Option to which it relates shall be exercisable; provided, however, that, except as otherwise provided in Section 11, no Stock Appreciation Right shall be exercisable during the six-month period following the date of its grant, and Stock Appreciation Rights shall be exercisable only between the third and twelfth business days following public release of any of the Company's quarterly or annual financial results. A Stock Appreciation Right shall be exercised by the giving of notice in the same manner as the Stock Option to which it relates may be exercised.

                 (b) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive the economic value thereof, which shall be equal to (i) the excess of the then Fair Market Value of one share of Common Stock over the exercise price per share specified in the related Stock Option, multiplied by (ii) the number of shares in respect of which the Stock Appreciation Right is being exercised.

                 (c) The Committee shall have the sole discretion either to determine the form in which payment of the economic value of exercised Stock Appreciation Rights will be made to the Participant (i.e., cash, Common Stock, or any combination thereof) or to consent to or disapprove the election of the Participant to receive cash in full or partial payment of such economic value.

         9.3 Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Common Stock covered by a Stock Appreciation Right until the Participant becomes the holder of record of such Common Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Common Stock.

                                   Section 10

                            Restricted Stock Awards.

         10.1 Awards Granted by Committee. Coincident with or following designation for participation in the 1995 Plan, a Participant may be granted one or more Restricted Stock Awards consisting of shares of Common Stock. The number of shares granted as a Restricted Stock Award shall be determined by the Committee. The Committee may, in its discretion, require the payment by the Participant of cash in an amount equal to the par value of the Common Stock subject to the Restricted Stock Award as a condition precedent to the issuance of Common Stock to the Participant.

         10.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him or her under Section 10.1 shall be subject to such restrictions, including but not limited to the Participant's continuous employment by the Company or an Affiliated Corporation for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Common Stock shares constituting a Restricted Stock Award. Subject to the provisions of Sections 11 and 13, if a Participant's employment terminates prior to the end of such restriction period or the attainment of such goals and objectives as may be specified by the Committee, the Restricted Stock Award shall be forfeited and all shares of Common Stock related thereto shall be immediately returned to the Company.

         10.3 Privileges of a Stockholder; Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Common Stock in accordance with its terms received by him or her as a Restricted Stock Award under this Section 10 upon becoming the holder of record of such Common Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Common Stock (and any other securities issued in respect of such shares of Common Stock as a stock dividend, stock split or the like) shall be subject to the limitations of Section 15.2 hereof.

         10.4 Enforcement of Restrictions. The Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 10.2 and 10.3:

                 (a) Placing a legend on the stock certificates referring to the restrictions;

                 (b) Requiring the Participant to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

                 (c) Requiring that the stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                                   Section 11

             Effect of Termination of Employment on Stock Options, Stock Appreciation Rights and Restricted Stock Awards

         11.1 Effect of Termination of Employment on Stock Options and Stock Appreciation Rights. No Stock Option or Stock Appreciation Right may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of such Stock Option or Stock Appreciation Right, employed by the Company or an Affiliated Corporation, except that if and to the extent the Stock Option or Stock Appreciation Right agreement or instrument so provides:

                 (a) The Stock Option or Stock Appreciation Right may be exercised within such period of time of up to one year as is specified in the Stock Option or Stock Appreciation Right agreement or instrument, but only to the extent that the Participant was entitled to exercise it at the date of termination. In the absence of a specified time in the Stock Option or Stock Appreciation Right agreement or instrument, the Stock Option or Stock Appreciation Right shall remain exercisable for 90 days following the Participant's ceasing to be an employee of the Company or an Affiliated Corporation. In the case of an Incentive Stock Option, such period of time shall not exceed 90 days from the date of termination;

                 (b) If the Participant dies while in the employ of the Company or an Affiliated Corporation, or within three months after the Participant ceases to be such an employee, the Stock Option or Stock Appreciation Right may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the agreement or instrument); and

                 (c) If the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while in the employ of the Company or an Affiliated Corporation, the Stock Option or Stock Appreciation Right may be exercised within the period of one year after the date the Participant ceases to be an employee of any of the foregoing entities because of such disability (or within such lesser period as may be specified in the agreement or instrument);

provided, however, that in no event may any Stock Option or Stock Appreciation Right be exercised after the expiration date thereof. For all purposes of the 1995 Plan and any Stock Option or Stock Appreciation Right granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

         11.2 Effect of Termination of Employment on Restricted Stock Awards. In the event of the death or disability (as defined in Section 11.1(c)) of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all employment period and other restrictions applicable to Restricted Stock Awards then held by such Participant shall lapse, and such awards shall become fully vested and nonforfeitable. In the event of a Participant's termination of employment for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied shall be forfeited.

                                   Section 12

                                 MBO Payments.

         12.1 Participant Election As to MBO Payment. At such time as the Committee determines that a Participant has become eligible for an MBO Payment pursuant to the MBO Equity Plan, the Committee shall notify the Participant as to the total dollar amount of such MBO Payment and as to whether or not the Participant may elect to, or will be required by the Committee to, accept all or a part of such MBO Payment in the form of shares of Common Stock. If the Participant is given the right to elect whether to accept the MBO Payment in cash or stock, then the Participant shall have ten (10) business days after the receipt of such notice from the Committee to make such election. The Participant shall notify the Committee with respect to his or her election on such form as may be provided for this purpose by the Committee, setting forth thereon the dollar value of the portion of the MBO Payment which he or she desires to receive in shares of Common Stock. If a Participant fails to make an election pursuant to this Section with respect to the mode of payment of an MBO Payment, the entire MBO Payment shall be made in cash.

         12.2 Determination of Number of Shares. The number of shares of Common Stock that shall be issued as an MBO Payment shall be determined by dividing the dollar value of the portion of the MBO Payment that is to be paid in shares of Common Stock (whether as elected above or as adjusted by the Committee pursuant to Section 12.3) by the Fair Market Value of the Common Stock on the date the Participant delivers his or her election with respect to such Payment to the Committee. No fractional shares of Common Stock shall be issued as a part of an MBO Payment and the value of any such fractional share that would otherwise be issued pursuant to the Participant's election shall be paid in cash.

         12.3 Decision of Committee. The Committee shall have the sole discretion to either accept the Participant's election with respect to the payment of an MBO Payment, in whole or in part, in shares of Common Stock or to determine that a lesser portion, or none, of the MBO Payment will be made in shares of Common Stock, and the Committee's determination in this regard shall be final and binding on the Participant.

                                   Section 13

                        Tender Offers and Acquisitions.

         If any person or entity (other than the Company or any person or entity that is controlled by the Company) shall make a tender offer or exchange offer for all or any part of the Common Stock or other capital shares of the Company and shall purchase any part of the Common Stock or other capital shares tendered to it, and the Board opposes or does not affirmatively recommend acceptance of such tender offer or exchange offer, then (a) all Stock Options with respect to which no Stock Appreciation Rights have been granted, and all Stock Options with respect to which Stock Appreciation Rights have been issued (and all such related Stock Appreciation Rights) that have been outstanding for at least six months, shall become immediately exercisable in full during the remaining term thereof, whether or not the Participants to whom such options and rights have been granted remain employees of the Company or an Affiliated Corporation;

provided, however, that Stock Appreciation Rights shall remain subject to the requirements of Section 9.2(a) with respect to the exercise thereof only within prescribed periods after public release of Company financial information; and
(b) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse.

                                   Section 14

                          Other Common Stock Programs

                 From time to time during the duration of the 1995 Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Eligible Employees pursuant to which such Eligible Employees may acquire shares of Common Stock, whether by purchase, outright grant or otherwise. Any such arrangements shall be subject to the general provisions of the 1995 Plan and all shares of Common Stock issued pursuant to such arrangements shall be issued under the 1995 Plan if so designated by the Committee.

                                   Section 15

                       Rights of Employees; Participants

         15.1 Employment. Nothing contained in the 1995 Plan or in any Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock award granted under the 1995 Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of a Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

         15.2 Nontransferability. Except as otherwise approved by the Committee and set forth in the agreement between the Company and the Participant, no right or interest of any Participant in a Stock Option, a Stock Appreciation Right, a Restricted Stock Award prior to the completion of the restriction period applicable thereto, or other Common Stock award granted pursuant to the 1995 Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. If permitted by applicable law (including Rule 16b-3, as amended from time to time), the Committee may (but need not) permit the transfer of Stock Options, Stock Appreciation Rights, Restricted Stock Awards and/or other Common Stock awards either generally, to a limited class of persons or on a case-by-case basis. In the event of a Participant's death, a Participant's rights and interest in Stock Options, Stock Appreciation Rights, Restricted Stock Awards and other Common Stock awards shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the 1995 Plan shall be made to, and exercise of any Stock Options or Stock

Appreciation Rights may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the 1995 Plan is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

                                   Section 16

                             General Restrictions.

         16.1 Investment Representations. The Company may require any person to whom a Stock Option, Stock Appreciation Right, Restricted Stock Award, MBO Payment or other Common Stock award is granted, as a condition of exercising such Stock Option or Stock Appreciation Right, or receiving such Restricted Stock Award, MBO Payment or other Common Stock award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock subject to the Stock Option, Stock Appreciation Right, Restricted Stock Award, MBO Payment or Common Stock award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

         16.2 Compliance with Securities Laws. Each Stock Option and Stock Appreciation Right shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Stock Option or Stock Appreciation Right upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Stock Option or Stock Appreciation Right may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

         16.3 Changes in Accounting Rules. Notwithstanding any other provision of the 1995 Plan to the contrary, if, during the term of the 1995 Plan, any changes in the financial or tax accounting rules applicable to Stock Options, Stock Appreciation Rights, Restricted Stock Awards, MBO Payments or other Common Stock awards shall occur that, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, or cancel, any then outstanding and unexercised Stock Options or Stock Appreciation Rights, any then outstanding Restricted Stock Awards as to which the applicable employment restriction has not been satisfied and any other Common Stock awards.

                                   Section 17

                            Other Employee Benefits.

         The amount of any compensation deemed to be received by an employee as a result of the exercise of a Stock Option, a Stock Appreciation Right or the sale of shares received upon such exercise or the vesting of any Restricted Stock Awards or the receipt of any other Common Stock award will not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                   Section 18

                 Plan Amendment, Modification and Termination.

         The Board, upon recommendation of the Committee or at its own initiative, at any time may terminate and at any time and from time to time and in any respect, may amend or modify the 1995 Plan; provided, however, that no such action of the Board, without approval of the stockholders of the Company, may:

                 (a) Materially increase the total amount of Common Stock that may be awarded under the 1995 Plan, except as provided in Section
         4.3 of the 1995 Plan;

                 (b) Materially change the classes of Eligible Employees from which plan Participants may be selected or materially modify the requirements as to eligibility for participation in the 1995 Plan;

                 (c) Materially increase the benefits accruing to Participants; or

                 (d)      Extend the duration of the 1995 Plan.

         Any Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock award granted to a Participant prior to the date the 1995 Plan is amended, modified or terminated will remain in effect according to its terms unless otherwise agreed upon by the Participant; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 4.3, Section 13 or Section 16.3. The termination or any modification or amendment of the 1995 Plan shall not, without the consent of a Participant, affect his or her rights under a Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock award previously granted to him or her. With the consent of the Participant affected, the Committee may amend outstanding option agreements in a manner not inconsistent with the 1995 Plan. The Board shall have the right to amend or modify the terms and provisions of the 1995 Plan and of any outstanding Incentive Stock Options granted under the 1995 Plan to the extent necessary to qualify any or all such Stock Options for such favorable treatment as may be afforded Incentive Stock Options under Section 422 of the Internal Revenue Code.

                                   Section 19

                                  Withholding.

         19.1 Withholding Requirement. The Company's obligations to deliver shares of Common Stock upon the exercise of any Stock Option or Stock Appreciation Right granted under the 1995 Plan or upon any MBO Payment under the 1995 Plan or pursuant to any other Common Stock award, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

         19.2 Withholding With Common Stock. At the time the Committee grants a Stock Option, Stock Appreciation Right, MBO Payment or any other Common Stock award, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from shares otherwise issuable to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Common Stock to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Common Stock withheld for this purpose will be subject to the following restrictions:

                 (a)      All elections must be made prior to the Tax Date.

                 (b)      All elections shall be irrevocable.

                 (c) If the Participant is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 ("Section 16"), the Participant may not elect to use Common Stock for tax withholding upon the exercise of a Stock Option or Stock Appreciation Right within six months of the grant of the Stock Option or Stock Appreciation Right.

                 (d) If a Participant is an officer of the Company within the meaning of Section 16, any such election must be made either at least six months prior to the Tax Date or in the ten-day "window period" beginning on the third day following the release of the Company's quarterly or annual summary statements of sales and earnings.

                                   Section 20

                              Requirements of Law.

         20.1 Requirements of Law. The issuance of stock and the payment of cash pursuant to the 1995 Plan shall be subject to all applicable laws, rules and regulations.

         20.2 Governing Law. The 1995 Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

                                   Section 21

                        Effective Date of the 1995 Plan.

         21.1 Effective Date. The 1995 Plan is effective as of March 8, 1995, the date it was adopted by the Board of Directors of the Company, subject to the approval of the stockholders of the Company prior to the one-year anniversary of such date. Stock Options, Stock Appreciation Rights, Restricted Stock Awards and other Common Stock awards may be granted prior to stockholder approval if made subject to stockholder approval.

         21.2 Duration of the 1995 Plan. The 1995 Plan shall terminate at midnight on March 7, 2005, which is the day before the tenth anniversary of the Effective Date, and may be terminated prior thereto by Board action; and no Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock award shall be granted after such termination. Stock Options, Stock Appreciation Rights, Restricted Stock Awards and other Common Stock awards outstanding at the time of the 1995 Plan termination may continue to be exercised, or become free of restrictions, in accordance with their terms.

                                     (LOGO)

                           Printed on recycled paper

                         STORAGE TECHNOLOGY CORPORATION

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

     The undersigned hereby appoints Ryal R. Poppa and W. Russell Wayman, or either of them, as the lawful agents and proxies of the undersigned (with full power of substitution), to represent the undersigned and to vote all shares of the Common Stock of Storage Technology Corporation (the "Company") standing in the undersigned's name as of the record date at the Annual Meeting of Stockholders of Storage Technology Corporation to be held on May 24, 1995, and any adjournment or postponement thereof, as follows:

                         (To be Signed on Reverse Side)

- --------------------------------------------------------------------------------

                                    For      Withheld     Nominees:
                                    All      from all     Ryal R. Poppa
1.   Election of Directors.         Nominees Nominees     Judith E.N. Albino
                                    / /       / /         William L. Armstrong
                                                          Robert A. Burgin
     / / WITHHOLD AUTHORITY to vote for all nominees      Paul Friedman
         listed below:                                    William R. Hoover
                                                          Stephen J. Keane
     ------------------------------------------------     Robert E. LaBlanc
                                                          Robert E. Lee
                                                          Harrison Shull
                                                          Richard C. Steadman
                                                          Thomas A. Vanderslice
                                                          Robert C. Wilson

2.   Ratification of the adoption of the 1995 Equity        FOR     AGAINST     ABSTAIN
     Participation Plan and the reservation of 2,200,000
     shares of Common Stock for issuance to employees       / /       / /         / /
     thereunder.

3.   Ratification of the appointment of Price Waterhouse
     LLP as the Company's independent accountants for       / /       / /         / /
     the current fiscal year.

     In their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS INDICATED AND FOR APPROVAL OF EACH OF THE PROPOSALS PRESENTED.

SIGNATURE(S) ______________________________________ DATE ______________________

     Please mark, date and sign this Proxy exactly as your name or names appear hereon. (Note: In case of joint ownership, each joint owner should sign.) If you are acting as a trustee, executor, attorney-in-fact or in some other representative capacity, please indicate beneath your signature your title and for whom you are signing this proxy.